                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                        The McGraw-Hill Companies, Inc.
              (Name of Registrant as Specified In Its Certificate)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

1221 Avenue of the Americas
New York, NY 10020

                                               The McGraw-Hill Companies [LOGO]


                                                                 March 23, 2000

Dear Shareholder:

On behalf of the Board of Directors and management, we cordially invite you to the Annual Meeting of Shareholders to be held Wednesday, April 26, 2000, at 11 A.M., at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020. In the pages that follow you will find the Notice of Meeting and Proxy Statement describing the formal business to be transacted at this Meeting. Please read them carefully.

At the Annual Meeting, there will be a report to shareholders regarding the operations of The McGraw-Hill Companies, Inc. In addition, time will be made available for shareholders to discuss the formal business items as well as to ask other questions about The McGraw-Hill Companies' operations.

It is important that your shares be voted at the Meeting in accordance with your preference whether or not you plan to attend in person. This year share-holders will have a choice of voting by telephone or by returning the enclosed Proxy Card. A toll-free number is provided for your convenience in the in-structions appearing on the enclosed Proxy Card if you vote by telephone. Oth-erwise, please sign, date and return the Proxy Card in the prepaid envelope provided. Your cooperation in promptly voting will save your Corporation addi-tional solicitation costs and is appreciated. If you do attend the meeting and wish to vote in person, you may withdraw your Proxy at that time.

                                      Sincerely,


                                       /s/ Harold W. McGraw III

                                      Harold W. Mcgraw III
                                      Chairman of the Board, President and
                                       Chief Executive Officer

1221 Avenue of the Americas
New York, NY 10020

                                               The McGraw-Hill Companies [LOGO]


Notice of Annual Meeting of Shareholders
To Be Held April 26, 2000

To the Shareholders of The McGraw-Hill Companies, Inc.:

The Annual Meeting of Shareholders of The McGraw-Hill Companies, Inc. (the "Corporation") will be held at the principal executive offices of the Corpora-tion, 1221 Avenue of the Americas, New York, New York 10020, Wednesday, April 26, 2000, at 11 A.M., for the purpose of considering and voting upon the fol-lowing:

1. Election of four directors;

2. Approval of the Amended and Restated 1993 Employee Stock Incentive Plan;

3. Approval of the Amended and Restated 1996 Key Executive Short-Term Incen-tive Compensation Plan;

4. Ratification of the appointment of independent auditors for 2000; and

5. Such other business as may properly come before the Meeting or any adjourn-ment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement.

In accordance with the By-Laws and resolutions of the Board of Directors, only shareholders of record at the close of business on March 9, 2000 shall be en-titled to notice of and to vote at the Meeting.

                                      By Order of the Board of Directors

                                      Scott L. Bennett
                                      Senior Vice President, Associate General
                                      Counsel and Secretary

                                      New York, New York
                                      March 23, 2000

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    Please sign and return the enclosed proxy in the postage-paid envelope provided, or if you prefer, please follow the instructions on the enclosed proxy card for voting by telephone.

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

The McGraw-Hill Companies, Inc.

Annual Meeting of Shareholders
To Be Held April 26, 2000

                                PROXY STATEMENT

To the Shareholders of The McGraw-Hill Companies, Inc.:

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The McGraw-Hill Companies, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 11 A.M. on April 26, 2000, at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020, and at any adjournment thereof. A Notice of Meeting is attached hereto and a form of proxy is enclosed.

The Proxy

The persons named as proxies were selected by the Board of Directors of the Corporation and are officers of the Corporation.

When the proxies in the enclosed form are properly executed and returned, the shares they represent will be voted at the Meeting. If a shareholder partici-pates in the Dividend Reinvestment Plan, any proxy given by such shareholder will also govern the voting of all shares held for the shareholder's account under the Dividend Reinvestment Plan, unless contrary instructions are re-ceived. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corpora-tion an instrument revoking it or by filing a duly executed proxy bearing a later date.

The cost of soliciting proxies will be borne by the Corporation. The Corpora-tion will request banks and brokers to solicit their customers who have a ben-eficial interest in the Corporation's shares registered in the names of nomi-nees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. In addition, officers and full-time em-ployees of the Corporation may solicit proxies by telephone or personal inter-view. The Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. It is estimated the Corporation will pay Georgeson Shareholder Communications Inc. a fee of $18,000 for these serv-ices.

These proxy materials are being mailed to shareholders of the Corporation com-mencing on March 23, 2000. A copy of the 1999 Annual Report to Shareholders was mailed to shareholders on March 14, 2000.

Voting Securities

The outstanding securities of the Corporation on March 9, 2000 were 195,546,397 shares of Common Stock, par value $1 per share, and 1,352 shares of $1.20 Convertible Preference Stock, par value $10 per share. Each share of Common Stock and $1.20 Convertible Preference Stock is entitled to one vote at the Meeting.

Voting Procedures

Under the New York Business Corporation Law (the "BCL") and the Corporation's Restated Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and $1.20 Convertible Preference Stock is necessary to constitute a quorum of sharehold-ers to take action at this Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary au-thority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Corporation's Restated Certificate of Incorporation: (A) the directors standing for election as set forth on page 2 must be elected by a plurality of the votes cast (Proposal One); (B) the affirmative vote of the holders of a majority of the votes cast of the Common Stock and $1.20 Convert-ible Preference Stock, voting together as a single class, is required to ap-prove the Amended and Restated 1993 Employee Stock Incentive Plan, as de-scribed on pages 16 through 20 (Proposal Two); (C) the affirmative vote of the holders of a majority of the votes cast of the Common Stock and $1.20 Convert-ible Preference Stock, voting together as a single class, is required to ap-prove the Amended and Restated 1996 Key Executive Short-Term Incentive Compen-sation Plan, as described on pages 21 through 23 (Proposal Three); and (D) the affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of the auditors as described on page 24 (Proposal Four). For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will have no effect in determining whether any item has been approved.

Votes at the Meeting will be tabulated by two inspectors of election appointed by the Board of Directors.

                         1. ELECTION OF FOUR DIRECTORS

Under the Corporation's Restated Certificate of Incorporation, there are three classes of directors which are to be as equal in number as possible. Four di-rectors, Pedro Aspe, George B. Harvey, Robert P. McGraw and Lois Dickson Rice, were elected in 1998 for three-year terms expiring at the 2001 Annual Meeting. None of these four incumbent directors is standing for re-election at this Meeting.

Three directors, Joseph L. Dionne, Linda Koch Lorimer and Harold W. McGraw III, were elected in 1999 for three-year terms expiring at the 2002 Annual Meeting. Mr. Dionne, a director of the Corporation since 1981, Chief Executive Officer of the Corporation from April 1983 through April 1998, Chairman of the Board from April 1988 through June 1998, and non-executive Chairman of the Board from July 1998 through December 31, 1999, will be leaving the Board af-ter this Annual Meeting. Neither of the other incumbent directors is standing for re-election at this Meeting.

Four directors, Vartan Gregorian, John T. Hartley, James H. Ross and Sidney Taurel, were elected in 1997 for three-year terms expiring at the 2000 Annual Meeting. Mr. Hartley, a director of the Corporation since 1989, will be retir-ing from the Board after this Meeting, pursuant to the Board of Directors' long-standing retirement age policy. Accordingly, Messrs. Gregorian, Ross and Taurel are to be elected at this Meeting for three-year terms expiring at the 2003 Annual Meeting. In addition, Winfried Bischoff was elected a director on September 29, 1999, by action of the Board of Directors taken pursuant to the Corporation's By-Laws, for a term expiring at the 2000 Annual Meeting. Mr. Bischoff is also to be elected at this Meeting for a two-year term expiring at the 2002 Annual Meeting.

In summary, at this Meeting, Messrs. Gregorian, Ross and Taurel are to be elected for three-year terms expiring at the 2003 Annual Meeting and Mr. Bischoff is to be elected for a two-year term expiring at the 2002 Annual Meeting.

Harold W. McGraw, Jr., a director of the Corporation from 1954 to 1988, Chair-man of the Board from 1976 to 1988, and Chief Executive Officer of the Corpo-ration from 1975 to 1983, retired from the Board after the 1988 Annual Meeting pursuant to the Board's retirement age policy. However, in recognition of Mr. McGraw's past service and contributions to the Corporation and to assure his continued close association with the Board and the Corporation, the Board of Directors elected Mr. McGraw permanently to the position of Chairman Emeri-tus.

                    The Board of Directors' Recommendation

Unless otherwise specified by the shareholder, the Board of Directors intends the accompanying proxy to be voted FOR the election of the named four nominees as directors.

The Board of Directors does not contemplate that any nominee will be unable or unwilling to serve as a director. However, if that should occur, the individu-als named as the proxies reserve the right to substitute another person as may be selected by the Board of Directors when voting at the Annual Meeting.

Following is information about each of the four nominees for director who are being proposed for election at this Annual Meeting and about each of the six incumbent directors.

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Nominee for Election as Director for Term Expiring at the 2002 Annual Meeting

                   Sir Winfried Bischoff (Sir Win), age 58, has been Chairman of Schroders plc, an international investment banking and asset management firm based in Great Britain, since 1995. Prior to that, Sir Win was Chairman of J. Henry Schroder Co. (the London investment bank of Schroders plc) from 1983 to 1995 and Group Chief Executive of Schroders plc from 1984 to 1995. He is Deputy Chairman of Cable and Wireless plc where he has been a director since 1991. He has also been a director of Land Securities plc since 1999. Sir Win has served as a director of the Corporation since September 1999 and is a member of the Audit and Financial Policy Committees.
[PHOTO OF WINFRIED BISCHOFF]

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Nominees for Election as Directors for Terms Expiring at the 2003 Annual
Meeting

                   Vartan Gregorian, age 65, has been since July 1997 the President of Carnegie Corporation of New York, a private philanthropic and grant-making institution. Prior to that he was President of Brown University and a Professor of History at Brown University from 1989 to 1997. He was Pres-ident and Chief Executive Officer of the New York Public Library from 1981 to 1989. Prior to 1981, Dr. Gregorian taught and held administrative posts at the University of Texas at Austin and at the University of Pennsylvania, where he served as the founding Dean of the Faculty of Arts and Sciences and Provost. Dr. Gregorian is a director of the Institute for Advanced Study, the J. Paul Getty Trust and the Museum of Modern Art (New York). He has served on the boards of many non-profit organizations and founda-tions. Currently he is President Emeritus of the New York Public Library and Brown University. He was appointed by President Bush to be a member of the Fulbright Commission. He is also a member of the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences. In 1998 President Clinton awarded him the National Humani-ties Medal. Dr. Gregorian has served as a director of the Corporation since 1990 and is Chairman of the Nominating and Corporate Governance Committee and is a member of the Compensation and Executive Committees.
[PHOTO OF VARTAN GREGORIAN]

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                   James H. Ross, age 61, has been since 1996 Chairman of The
                   Littlewoods Organisation, a private company in Great Brit-ain operating in the retail, home shopping and leisure businesses. Mr. Ross is also Chairman of National Grid plc, a public UK Company with interests in electricity transmis-sion and telecommunications in England, Wales, the United States, Brazil and Argentina. Mr. Ross was Chief Executive and Deputy Chairman of Cable & Wireless plc, an interna-tional provider of telecommunications services, between 1992 and 1995. He was a Managing Director of British Petro-leum plc, which engages in all phases of the petroleum business, from 1991 to 1992, and Chairman and Chief Execu-tive Officer of BP America Inc., a subsidiary of British Petroleum plc, from 1988 to 1992. Mr. Ross is a director of Schneider Electric and Datacard Inc. He is a trustee of the Cleveland Orchestra. Mr. Ross has served as a director of the Corporation since 1989 and is Chairman of the Financial Policy Committee and is a member of the Executive and Nomi-nating and Corporate Governance Committees.
[PHOTO OF JAMES H. ROSS]

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                   Sidney Taurel, age 51, has been Chairman, President and
                   Chief Executive Officer of Eli Lilly and Company, a pharma-ceutical company, since January 1999. Mr. Taurel was Presi-dent and Chief Executive Officer of Eli Lilly and Company from June 1998 through December 1998. Prior to that, Mr. Taurel was President and Chief Operating Officer of Eli Lilly and Company since 1996. He was elected a director of Eli Lilly and Company in 1991. Mr. Taurel joined Eli Lilly and Company in 1971 and has held management positions in the company's operations in Brazil and Europe. He served as President of Eli Lilly International Corporation from 1986 until 1991, as Executive Vice President of the Pharmaceuti-cal Division from 1991 until 1993 and as Executive Vice President of Eli Lilly and Company from 1993 until his ap-pointment in 1996 as President and Chief Operating Officer. Mr. Taurel is a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America. He also serves on the Board of ITT Industries, Inc. Mr. Taurel is a member of the Board of Overseers of the Columbia Busi-ness School and a Trustee of the Indianapolis Museum of Art. Mr. Taurel has served as a director of the Corporation since 1996 and is a member of the Compensation and Nominat-ing and Corporate Governance Committees.
[PHOTO OF SIDNEY TAUREL]

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Directors Whose Terms Expire at the 2001 Annual Meeting

                   Pedro Aspe, age 50, has been Chairman of the Board of Vec-tor Casa de Bolsa, S.A. de C.V. ("Vector"), an investment banking firm in Mexico providing financial services to cor-porations, financial institutions and individual investors, since 1996. Vector is a subsidiary of Pulsar International, S.A. de C.V., an industrial and financial company headquar-tered in Mexico. He has also been since 1996 Managing Di-rector and a partner of Protego, a newly formed investment banking unit of Vector aimed at attracting capital and technology to Mexico. Dr. Aspe has been since 1995 a pro-fessor at the Instituto Technologico Autonomo de Mexico, located in Mexico City. Dr. Aspe has held a number of posi-tions with the Mexican government and was most recently the Secretary of Finance and Public Credit of Mexico from 1988 through 1994. Dr. Aspe is a director of Seguros Comercial America (Mexico) and on the Advisory Board of Marvin & Palmer. Dr. Aspe is also a member of the Advisory Board of Stanford University's Institute of International Studies. Dr. Aspe has served as a director of the Corporation since 1996 and is a member of the Audit and Financial Policy Com-mittees.
[PHOTO OF PEDRO ASPE]

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                   George B. Harvey, age 68, was Chairman, President and Chief
                   Executive Officer of Pitney Bowes Inc. from 1983 through 1996. Pitney Bowes is a global business providing informal mail and messaging management. Mr. Harvey was President and Chief Operating Officer of Pitney Bowes from 1981 to 1983. He is a director of Merrill Lynch & Co., Inc., Pfizer, Inc. and Massachusetts Mutual Life Insurance Co. Mr. Harvey has served as a director of the Corporation since 1985 and is Chairman of the Audit Committee and is a member of the Ex-ecutive, Financial Policy and Nominating and Corporate Gov-ernance Committees.
[PHOTO OF GEORGE B. HARVEY]

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                   Robert P. McGraw, age 45, is currently President of
                   Averdale International LLC, an international investment company. He also serves as Chairman and Chief Executive Of-ficer of Dragon River Health Products, LLC. Prior to that, Mr. McGraw was Executive Vice President of the Professional Publishing Group of the Corporation from 1989 to August 1998. He was Executive Vice President of the Healthcare Group from 1987 to 1989, and Group Vice President of that same group from 1985 to 1987. Prior to that he served in several key positions in the Health Professions Division: as General Manager from 1983 to 1985; as Editorial Director from 1982 to 1983; and as Editor from 1979 to 1982. He joined the Corporation in 1976 as a sales representative for McGraw-Hill Higher Education, formerly known as the College Division. Mr. McGraw has served as a director of the Corporation since 1995 and is a member of the Financial Policy Committee. (a)
[PHOTO OF ROBERT P. MCGRAW]

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                   Lois Dickson Rice, age 67, has been a guest scholar since
                   1991 in the Economics Study Program at the Brookings Insti-tution, a research and education organization. Prior to that she had been for more than five years Senior Vice President, Government Affairs, and a director of Control Data Corporation, which applies technology to specialized computer, information and management needs. She has held various positions with the College Board, an educational association, and from 1971 through 1981 served as one of its Vice Presidents. Ms. Rice is a director of Interna-tional Multifoods, Unum/Provident Corporation and the HSB Group. Ms. Rice is a Trustee of the Harry Frank Guggenheim Foundation and Reading Is Fundamental. She is a member of the President's Foreign Intelligence Advisory Board and a director of the Public Agenda Foundation. Ms. Rice has served as a director of the Corporation since 1988 and is a member of the Audit and Compensation Committees.
[PHOTO OF LOIS DICKSON RICE]

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                   Linda Koch Lorimer, age 48, has been Vice President and
                   Secretary of Yale University since 1995, having returned to Yale as Secretary of the University in 1993. She was Presi-dent of Randolph-Macon Woman's College from 1987 to 1993 and was Associate Provost of Yale University from 1983 to 1987. She is a director of Sprint Corporation. Ms. Lorimer also serves on the Board of Governors of the Center for Creative Leadership and is a director of Yale-New Haven Hospital. Ms. Lorimer has served as a director of the Cor-poration since 1994 and is a member of the Compensation and Nominating and Corporate Governance Committees.
[PHOT OF LINDA KOCH LORIMER]

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                   Harold W. McGraw III, age 51, has been Chairman of the
                   Board of the Corporation since January 2000 and President and Chief Executive Officer of the Corporation since April 1998. Prior to that, Mr. McGraw had been President and Chief Operating Officer of the Corporation since 1993. He was Executive Vice President, Operations, of the Corpora-tion from 1989 to 1993. Prior to that he was President of the McGraw-Hill Financial Services Company, President of the McGraw-Hill Publications Company, Publisher of McGraw-Hill's Aviation Week & Space Technology magazine and Vice President, Corporate Planning. Before joining the Corpora-tion in 1980, he held several financial positions at the GTE Corporation. Mr. McGraw is a director of Bestfoods, Inc. He is a member of the Business Roundtable and the Business Council, serves on the Boards of Hartley House (a New York City community settlement house), the National Ac-tors Theatre, the National Academy Foundation, the National Council on Economic Education, the Wharton Graduate Execu-tive Board, and is co-chair of Carnegie Hall's Corporate Fund. Mr. McGraw has served as a director of the Corpora-tion since 1987 and is Chairman of the Executive Commit-tee. (a)
[PHOTO OF HAROLD W. MCGRAW III]

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(a)Harold W. McGraw III and Robert P. McGraw are brothers and the sons of Har-
old W. McGraw, Jr.

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                                       5

                   INFORMATION AS TO COMMITTEES, ATTENDANCE
                      AND FEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has standing Audit, Compensation and Nom-inating and Corporate Governance Committees.

The Audit Committee is comprised of Ms. Lois Dickson Rice and Messrs. Pedro Aspe, Winfried Bischoff, John T. Hartley and George B. Harvey. During 1999 the Audit Committee held three meetings. The functions performed by the Audit Com-mittee include: (a) reviewing and approving the scope and coverage of the Cor-poration's annual audit and the division of duties between the Corporation's independent auditors and internal auditors; (b) discussing any significant difficulties encountered or significant findings made during the annual audit;
(c) reviewing and approving the annual audit, financial statements and manage-ment letters following completion of the Corporation's annual audit; (d) re-viewing with the Corporation's independent auditors and the Corporation's man-agement the accounting systems, financial controls and procedures used by the Corporation; (e) reviewing and approving the scope of the duties of the inter-nal audit function; (f) reviewing and approving, from time to time, with the Corporation's senior management the Corporation's Code of Business Ethics to determine compliance with such Code; (g) reviewing and approving the annual audit budget and actual fees paid to the Corporation's independent auditors; and (h) recommending to the Board of Directors each year the firm of indepen-dent auditors to be retained for the following year.

The Compensation Committee is comprised of Ms. Lois Dickson Rice and Linda Koch Lorimer and Messrs. Vartan Gregorian, John T. Hartley and Sidney Taurel. During 1999 the Compensation Committee held eight meetings. The functions per-formed by the Compensation Committee include: (a) establishing and approving the compensation to be paid to members of the Corporation's senior management;
(b) administering the Corporation's executive incentive plans; (c) administer-ing the Corporation's stock incentive plans; and (d) authorizing and approving special compensation arrangements for senior management.

The Nominating and Corporate Governance Committee is comprised of Ms. Linda Koch Lorimer and Messrs. Vartan Gregorian, John T. Hartley, George B. Harvey, James H. Ross and Sidney Taurel. During 1999 the Nominating and Corporate Gov-ernance Committee held six meetings. The functions performed by the Committee include: (a) recommending to the Board of Directors the slate of nominees for election as directors at each Annual Meeting or for election by the Board of Directors on an interim basis; (b) recommending to the Board of Directors in-dividuals to fill vacancies on it; (c) evaluating, on a continuing basis, pos-sible candidates to serve on the Board of Directors; (d) recommending to the Board of Directors appropriate compensation to be paid to the directors; (e) administering the Director Deferred Stock Ownership Plan; (f) determining whether any relationship exists between an outside director and the Corpora-tion that might affect the status of the director as independent; and (g) mak-ing recommendations, from time to time, to the Board of Directors as to mat-ters of corporate governance and periodically monitoring the Board's perfor-mance. The Nominating and Corporate Governance Committee is willing to con-sider recommendations of nominees by a shareholder if the shareholder submits the nomination in compliance with the advance notice, informational and other requirements set forth in the Corporation's By-Laws. Shareholders should di-rect such recommendations of nominees to the Nominating and Corporate Gover-nance Committee, c/o the Secretary of the Corporation at 1221 Avenue of the Americas, New York, New York 10020. The Corporation's By-Laws also contain de-tailed procedures, including time limitations, which a shareholder must comply with in order to introduce an item of business at a meeting of shareholders.

In addition to the above mentioned three Committees, the Corporation's Board of Directors has an Executive Committee and a Financial Policy Committee.

The Board of Directors of the Corporation held a total of eight meetings dur-ing 1999. All directors attended at least 75% of (1) all meetings of the Board of Directors and (2) all meetings of all Board Committees on which they served, except for Winfried Bischoff, who has missed two meetings of the Board and one meeting of the Financial Policy Committee. The overall attendance rec-ord for all directors as a group during 1999 was 97.2%.

The Corporation provides a competitive director compensation program in order to attract and retain highly qualified individuals with a broad range of expe-rience. In order to closely align the outside directors' compensation with the financial interests of shareholders, approximately 50% (or a greater percent-age should a director so elect) of each outside director's total annual com-pensation is paid in shares of the Corporation's Common Stock pursuant to the Director Deferred Stock Ownership Plan.

For 1999, outside directors of the Corporation received an annual cash re-tainer of $23,000, a cash fee of $1,200 for each Board meeting which they at-tended, and a cash fee of $1,000 for each meeting of the Audit, Compensation, Executive, Financial Policy and Nominating and Corporate Governance Committees which they attended.

Additionally, under the Director Deferred Stock Ownership Plan, each outside director received a deferred share credit equal to the average cash compensa-tion paid to all outside directors during the calendar year. For 1999, this credit was $45,649. These deferred share credits are payable in shares of the Corporation's Common Stock following a director's termination of Board member-ship. Further, pursuant to the Director Deferred Stock Ownership Plan, the Corporation has written agreements with Ms. Linda Koch Lorimer and Lois Dick-son Rice and Messrs. Pedro Aspe and George B. Harvey in which they have elected to receive all or a portion of their annual cash retainer and Board and Committee meeting fees payable in deferred shares of the Corporation's Common Stock in lieu of the cash payments otherwise due and payable to them.

Pursuant to the Director Deferred Compensation Plan, the Corporation currently has written agreements with Ms. Lois Dickson Rice and Messrs. Joseph L. Dionne, Vartan Gregorian and John T. Hartley, respectively, to defer payment to them of all or a portion of their annual cash retainer and Board and Committee meeting fees which would otherwise be due and payable to them in connection with their service on the Board of Directors. Interest on the deferred cash amount is to be based on the monthly equivalent of a corporate bond index for the preceding year plus 2% (up to a maximum of 150% of the bond index).

Further, pursuant to the Directors Retirement Plan, annual retirement and dis-ability benefits are to be paid to each covered, non-employee director of the Corporation upon retirement at or after age 65 or in the event of disability in an amount equal to 10% of the then annual retainer fee for each year of service on the Board, provided that the director shall have been a Board mem-ber for at least five years. However, this Plan was amended in 1996 to provide that current Board members shall not accrue any additional benefits under the Plan after June 30, 1996 and any future new Board members after such date shall not participate in the Plan.

The Corporation entered into an agreement with Mr. Joseph L. Dionne in connec-tion with his service as non-executive Chairman of the Corporation's Board of Directors for the period July 1, 1998 through December 31, 1999. With respect to such services, the Corporation agreed to pay Mr. Dionne an annual fee of $350,000. Mr. Dionne was not paid other compensation, such as the annual re-tainer and meeting and Committee attendance fees, normally paid to outside di-rectors during this time period.

As an inside director who is an employee of the Corporation, Mr. Harold McGraw III does not receive any fees for serving on the Board or for attending meet-ings of Board Committees.

Indemnification

Each of the directors and certain of the executive officers have entered into an indemnification agreement with the Corporation pursuant to which each di-rector and executive officer shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in any action or proceeding, whether civil or criminal, or any appeal therein, to the fullest extent permitted by the ap-plicable provisions of the New York Business Corporation Law. Such indemnifi-cation will be reduced to the extent that a director or executive officer is effectively indemnified by directors' and officers' liability insurance main-tained by the Corporation. The Corporation has for many years carried direc-tors' and officers' liability insurance coverage. The Corporation's current insurance coverage was purchased for the three-year period beginning December 31, 1999 and extending through December 31, 2002, for a three year aggregate premium of approximately $1,613,500. The Corporation has purchased this insur-ance coverage from National Union Fire Insurance Company of Pittsburgh, PA.; Federal Insurance Company; and Great American Insurance Companies. This cover-age, subject to a number of standard exceptions and certain deductibles, in-demnifies the directors and officers of the Corporation and its subsidiaries, whether elected or appointed, for liabilities or losses incurred in the per-formance of their duties up to an aggregate sum of $65,000,000. No sums have been paid under this coverage to the Corporation or any directors or officers nor have any claims for reimbursement been made under this policy.

        BENEFICIAL OWNERSHIP OF THE CORPORATION'S COMMON STOCK (a),(b)

The following table indicates the beneficial ownership of the Corporation's Common Stock as of February 4, 2000, by (1) each of the directors and nomi-nees; (2) the chief executive officer and the other four most highly compen-sated executive officers; and (3) all directors, nominees and executive offi-cers of the Corporation as a group, based upon information supplied by each of the directors, nominees and officers:

                          Sole Voting                                       Total                Director
                           Power and    Shared Voting   Right to Acquire    Number               Deferred
                             Sole         Power and     Shares within 60  of Shares   Percent of   Stock
                          Investment  Shared Investment Days by Exercise Beneficially   Common   Ownership
Name of Beneficial Owner     Power          Power          of Options       Owned      Stock(a)   Plan(c)
------------------------  ----------- ----------------- ---------------- ------------ ---------- ---------
Pedro Aspe..............       7,096                                          7,096        (d)     7,022
Robert J. Bahash........     236,531                          41,000        277,531        (d)
Winfried Bischoff.......       2,000                                          2,000        (d)       181
Joseph L. Dionne(e).....     211,363       92,592            605,378        909,333        (d)
Vartan Gregorian........       1,850                                          1,850        (d)     3,635
John T. Hartley.........       4,960                                          4,960        (d)     3,635
George B. Harvey........       3,993                                          3,993        (d)     6,831
Linda Koch Lorimer......       2,708                                          2,708        (d)     4,957
Barbara B. Maddock......      41,642                          42,448         84,090        (d)
Harold W. McGraw III....     427,876                         420,737        848,613        (d)
Robert P. McGraw........      78,042                                         78,042        (d)     1,027
John D. Negroponte......      10,741                          29,200         39,941        (d)
Lois Dickson Rice.......       1,250                                          1,250        (d)     3,635
James H. Ross...........       3,110                                          3,110        (d)     3,635
Sidney Taurel...........       2,000                                          2,000        (d)     4,185
Kenneth M. Vittor.......      46,588                          59,380        105,968        (d)
All Directors and Execu-
 tive Officers of the
 Corporation as a group
 (a total of 21 persons,
 including those named
 above)(f)(g)...........   1,185,490       92,592          1,341,188      2,619,270     1.34 %    38,743

-------
(a) The number of shares of Common Stock outstanding on February 4, 2000 (ex-cluding treasury shares) was 195,538,647. The percent of Common Stock is based on such number of shares and is rounded off to the nearest one per-cent.

(b) To the Corporation's knowledge, no person is the beneficial owner of more than 5% of the Corporation's Common Stock, other than FMR Corp., having a principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109-3614 ("FMR"). On February 14, 2000, FMR advised the Corporation by furnishing the Corporation with its Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1999, it beneficially owned in the aggregate 19,611,426 shares or approximately 10% of the out-standing Common Stock of the Corporation. FMR has certified in its Sched-ule 13G filing that the Corporation's Common Stock was acquired in the or-dinary course of business and was not acquired for the purpose of changing or influencing control of the Corporation.

(c) This amount represents the number of shares of the Corporation's Common Stock which have been credited to a bookkeeping account maintained for each non-employee director of the Corporation pursuant to the Director De-ferred Stock Ownership Plan. This Plan is further described on pages 6 and 7.

(d) Less than 1%.

(e) Joan F. Dionne, the wife of Joseph L. Dionne, is the beneficial owner of 22,392 shares of Common Stock. These shares have not been included in the above table.

(f) Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

(g) Harold W. McGraw, Jr., Chairman Emeritus of the Corporation, is the beneficial owner of 4,840,550 shares of Common Stock, of which 70,190 are held in Mr. McGraw's name and 4,770,360 are held in the name of the Harold
    W. McGraw, Jr. Trust. These shares represent approximately 2.5% of the Corporation's issued and outstanding Common Stock. In addition, Anne P. McGraw, the wife of Harold W. McGraw, Jr., is the beneficial owner of 160,000 shares of Common Stock. None of these shares has been included in the above table.

                    INFORMATION AS TO EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Corporation's chief executive officer and each of the other four most highly compensated executive officers (the "Named Officers") for services rendered in all capacities to the Corporation in 1997, 1998 and 1999:

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                  Long-Term Compensation
                          ---------------------------------- ----------------------------------------------
                                                                    Awards            Payouts
                                                     Other   ---------------------   ----------      ALL
                                                    Annual   Restricted Securities   Long-Term      OTHER
Name and Principal                                  Compen-    Stock    Underlying   Incentive     COMPEN-
Position                  Year  Salary    Bonus    sation(a) Awards(b)   Options     Payouts(c)     SATION
------------------------  ---- -------- ---------- --------- ---------- ----------   ----------    --------
Harold W. McGraw III(d)   1999 $825,000 $1,200,000  $38,805       0      189,239(e)  $1,734,826    $148,720(f)
Chairman, President and   1998  712,000    759,562   42,158       0      134,400      1,620,019     133,418
Chief Executive Officer   1997  666,000    710,409   45,328       0       52,000      1,216,307     110,278
Robert J. Bahash          1999 $575,000 $  700,000  $24,388       0      183,518(e)  $1,081,168    $104,783(f)
Executive Vice
 President,               1998  505,000    468,079   26,893       0       57,752      1,051,854      93,228
Chief Financial Officer   1997  447,000    437,072   29,785       0       32,000        844,735      75,157
John D. Negroponte        1999 $400,000 $  400,000  $ 6,481       0       26,400             --(g) $ 60,853(f)
Executive Vice
 President,               1998  375,000    284,918    3,234       0           --             --       2,978
Global Markets            1997  125,000         --       --       0       16,000(h)          --          --
Kenneth M. Vittor         1999 $370,000 $  350,000  $11,570       0       36,486(e)  $  502,383    $ 56,536(f)
Executive Vice President
 and                      1998  320,000    244,215   11,847       0       39,330        417,806      51,490
General Counsel           1997  300,000    268,291   10,536       0       12,000        192,874      41,289
Barbara B. Maddock        1999 $350,000 $  350,000  $10,537       0       37,048(e)  $  408,664    $ 51,156(f)
Executive Vice
 President,               1998  292,500    207,583    9,874       0       23,200        342,790      38,441
Organizational
 Effectiveness            1997  244,000    173,513   10,194       0       12,000        275,994      33,491

-------

(a) Represents dividend equivalents paid on outstanding Long-Term Restricted Performance Share Awards.

(b) The number and value of Restricted Performance Share holdings at year end was as follows:

                               1999
                    -------------------------
                     Unearned
                    Restricted
                    Performance     Value
                      Shares    (at $61.625)*
                    ----------- -------------
  H. W. McGraw
   III.............   45,122     $2,780,643
  R. J. Bahash.....   28,358     $1,747,562
  J. D.
   Negroponte......    7,536     $  464,406
  K. M. Vittor.....   13,454     $  829,103
  B. B. Maddock....   12,252     $  755,030

  * Based on a closing price of the Corporation's Common Stock on December 31, 1999 of $61.625.

    Dividend equivalent payments equal to the dividend paid on the Corporation's Common Stock were paid in cash on Restricted Performance Shares in 1999.

(c) The 1999 payment amount, representing a 150% payout, is based on a Fair Market Value of $56.5938 for the Corporation's Common Stock on February 1, 2000.

(d) Mr. McGraw became Chairman of the Board on January 1, 2000.

(e) Includes Restoration Stock Option as discussed more fully on page 10.

(f) For 1999, the dollar value reported in this column includes the following items:

                                       1999
                         Above     Corporation
                        Market    Contribution
                     Interest on   to Defined
                       Deferred   Contribution
                     Compensation    Plans      Total
                     ------------ ------------ --------
 H. W. McGraw III..         --      $148,720   $148,720
 R. J. Bahash....       $7,505      $ 97,278   $104,783
 J. D.
  Negroponte.....           --      $ 60,853   $ 60,853
 K. M. Vittor....           --      $ 56,536   $ 56,536
 B. B. Maddock...           --      $ 51,156   $ 51,156

(g) Based on Mr. Negroponte's September 1997 employment, he did not participate in the 1997 Long-Term Incentive Award that was awarded in January 1997 and matured December 31, 1999.

(h) Based on Mr. Negroponte's September 1997 employment, his initial stock option award was intended to cover the 1997 and 1998 period.

                             OPTION GRANTS IN 1999

The following table sets forth all grants of stock options made during 1999 pursuant to the 1993 Key Employee Stock Incentive Plan to the Named Officers in the Summary Compensation Table:

                                             Individual Grants
                         -------------------------------------------------------------
                                                                                          Potential Realizable Value
                                     Number of      % of Total                             at Assumed Annual Rates
                                     Securities      Options                             of Stock Price Appreciation
                                     Underlying     Granted to   Exercise                     for Option Term(a)
                                      Options      Employees in  or Base    Expiration  ---------------------------------
    Name                    Type      Granted          1999       Price        Date           5%                10%
    ----                 ----------- ----------    ------------ ----------  ----------  --------------    ---------------
H. W. McGraw III........ Annual        110,000(b)      2.68%    $  51.6250  01/04/2009  $    3,571,326    $     9,050,459
                         Restoration    18,302(c)      0.45%    $  54.9688  12/04/1999  $       28,295    $        54,492
                         Restoration    17,197(c)      0.42%    $  54.9688  01/01/2001  $       79,524    $       160,386
                         Restoration    22,042(c)      0.54%    $  54.9688  01/01/2002  $      167,605    $       347,292
                         Restoration    21,698(c)      0.53%    $  54.9688  01/03/2003  $      232,874    $       495,331
R. J. Bahash............ Annual         45,000(b)      1.10%    $  51.6250  01/04/2009  $    1,460,997    $     3,702,461
                         Restoration    15,043(c)      0.37%    $  59.4375  01/01/2001  $       52,530    $       105,805
                         Restoration    19,225(c)      0.47%    $  59.4375  01/01/2002  $      118,028    $       243,235
                         Restoration    15,238(c)      0.37%    $  59.4375  01/03/2003  $      140,109    $       295,832
                         Restoration    15,743(c)      0.38%    $  59.4375  01/02/2004  $      195,259    $       422,737
                         Restoration    15,685(c)      0.38%    $  59.4375  01/02/2005  $      239,921    $       532,957
                         Restoration    21,993(c)      0.54%    $  59.4375  01/01/2006  $      411,856    $       939,277
                         Restoration    19,915(c)      0.49%    $  59.4375  01/01/2007  $      458,489    $     1,074,120
                         Restoration    14,065(c)      0.34%    $  59.4375  01/01/2008  $      378,657    $       911,772
                         Restoration     1,611(c)      0.04%    $  59.4375  06/30/2008  $       45,522    $       110,761
J. D. Negroponte........ Annual         26,400(b)      0.64%    $  51.6250  01/04/2009  $      857,118    $     2,172,110
K. M. Vittor............ Annual         26,400(b)      0.64%    $  51.6250  01/04/2009  $      857,118    $     2,172,110
                         Restoration     2,235(c)      0.05%    $  54.9688  01/01/2006  $       47,270    $       109,300
                         Restoration     7,851(c)      0.19%    $  54.9688  01/01/2007  $      195,930    $       465,494
B. B. Maddock........... Annual         26,400(b)      0.64%    $  51.6250  01/04/2009  $      857,118    $     2,172,110
                         Restoration     5,368(c)      0.13%    $  53.3125  07/31/2004  $       89,720    $       201,602
                         Restoration     5,280(c)      0.13%    $  53.3125  01/02/2005  $       95,733    $       217,186
All Shareholders........ N/A               N/A          N/A            N/A         N/A  $6,665,926,874(d) $16,892,763,646(d)
All Optionees........... N/A         4,100,579          100%    $53.7141(e)         (e) $  129,822,920    $   327,259,631
Optionees' Gain as % of
 All Shareholders'
 Gain................... N/A               N/A          N/A            N/A         N/A            1.95%              1.94%

-------
(a) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission for the option term and therefore are not intended to and may not accurately forecast possible future appreciation, if any, of the Corporation's Common Stock price.

(b) The annual awards, which were granted pursuant to the 1993 Key Employee Stock Incentive Plan, were for non-qualified stock options and provide that one-half of the option vests on the first anniversary of the grant, and the remaining one-half vests on the second anniversary of the grant. In the event of a change in control of the Corporation, the option becomes fully vested.

     The Compensation Committee approved a new stock option enhancement in 1997 called a Restoration Stock Option ("RSO"). If shares of the Corporation's Common Stock are delivered in payment of the exercise price of a stock option (as opposed to the use of cash, or "cashless exercises"), an RSO will be granted equal to the number of shares used to exercise the stock option. The expiration date of these RSO grants (which are made pursuant to the 1993 Key Employee Stock Incentive Plan) remains the last day the underlying grant is exercisable. Additionally, if shares are withheld to satisfy the tax obligation on the realized gain, the RSO will include shares equal to the number of shares withheld for taxes. RSO grants are non-qualified, and are first exercisable six months after the date of grant at the market value at the date of grant of the RSO. Only one RSO will be granted for each original stock option granted. In the event of a change in control of the Corporation, all RSOs become fully vested.

 (c)  RSO granted pursuant to provisions described above.

 (d) The amount shown represents the hypothetical return to all shareholders of the Corporation's Common Stock assuming that all the sharehold-
     ers purchased the Corporation's Common Stock at the close of business on January 4, 1999 at a purchase price of $53.7141, the average price for all optionees, and that all shareholders hold the Common Stock continuously for a ten-year period. The number of outstanding shares of Common Stock on January 4, 1999 was 197,330,616. The hypothetical return presented is not intended as a projection of the future performance of the Corporation's Common Stock, but rather is provided for illustrative purposes only.

(e) Expiration dates range from December 4, 1999 through December 28, 2009. $53.7141 represents the average exercise price of the grants to all optionees. All grants were made at the fair market value of the Corporation's Common Stock at the time of the grant.

      AGGREGATE OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised by each of the Named Officers during 1999 and the number and value of unexer-cised options as of December 31, 1999:

                                                      Number of Securities
                                                     Underlying Unexercised     Value of Unexercised
                                                           Options at           In-the-Money Options
                                                        December 31, 1999      at December 31, 1999(a)
                                                    ------------------------- -------------------------
                         Shares Acquired   Value
    Name                   on Exercise    Realized  Exercisable Unexercisable Exercisable Unexercisable
    ----                 --------------- ---------- ----------- ------------- ----------- -------------
H. W. McGraw III........     166,202     $6,009,601   328,537      177,200    $10,448,732  $2,753,150
R. J. Bahash............     254,052     $9,817,525         0      204,018    $         0  $1,265,789
J. D. Negroponte........           0     $        0    16,000       26,400    $   487,499  $  264,000
K. M. Vittor............      17,404     $  528,959    38,180       34,400    $   630,883  $  467,500
B. B. Maddock...........      18,400     $  666,138    44,248       38,000    $ 1,228,574  $  539,094

-------
(a) Based on a closing price of the Corporation's Common Stock on December 31, 1999 of $61.625 as reported on the New York Stock Exchange Composite Transactions Tape.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1999

The following table sets forth information concerning long-term incentive awards granted during 1999 to the Named Officers pursuant to the 1993 Key Em-ployee Stock Incentive Plan:

                                                                       Estimated Future Payout
                                                                       Under Non-Stock Price-
                                                                             Based Plans
                                                                    -----------------------------
                               Number of        Performance Period  Threshold  Target    Maximum
                              Restricted              Until         Number of Number of Number of
    Name                 Performance Shares(a) Maturation or Payout  Shares    Shares    Shares
    ----                 --------------------- -------------------- --------- --------- ---------
H. W. McGraw III........     10,654 shares           3 Years          2,131    10,654    15,981
R. J. Bahash............      6,780 shares           3 Years          1,356     6,780    10,170
J. D. Negroponte........      3,390 shares           3 Years            678     3,390     5,085
K. M. Vittor............      3,390 shares           3 Years            678     3,390     5,085
B. B. Maddock...........      3,390 shares           3 Years            678     3,390     5,085

-------
(a) Restricted Performance Share Awards pursuant to the 1993 Key Employee Stock Incentive Plan with payment in the Corporation's Common Stock based upon the degree of achievement of a three-year cumulative compound growth rate in diluted earnings per share ("the EPS growth goal") maturing on De-cember 31, 2001. The awards do not provide for interim payments (other than the payment of dividend equivalents). The threshold amount will be earned at the achievement of 60% of the EPS growth goal, the target amount will be earned at the achievement of 100% of the EPS growth goal and the maximum award amount will be earned at the achievement of 120% or more of the EPS growth goal. The Awards will be forfeited if the achievement is less than 60% of the EPS growth goal. The Restricted Performance Shares are entitled to dividend equivalent payments and voting rights comparable to the Corporation's Common Stock based upon the target number of shares awarded.

  In the event of a change in control of the Corporation, all of the finan-cial goals are deemed to have been satisfied, and the recipient will re-ceive the target amount no later than the normal maturity date of the award.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a graph comparing the yearly percentage change in the cumu-lative total shareholder return on the Corporation's Common Stock with the cu-mulative total return of the S&P Composite 500 Stock Index and the cumulative total return for a group of peer companies for the five-year period commencing on January 1, 1995 and ending on December 31, 1999.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

                       Five Year Cumulative Total Return
                        (Year Ending December 31, 1999)

                                    [GRAPH]
                                    1994   1995   1996   1997   1998   1999

    The McGraw-Hill Companies        100    134    147    241    338    416
    S&P 500 Composite Index          100    138    169    226    290    351
    Peer Group                       100    128    150    230    240    314

-------
Assumes $100 invested on December 31, 1994 in the Corporation's Common Stock, S&P 500 Index and Peer Group Index
   Total return assumes reinvest-
   ment of dividends.

   Companies comprising the Peer
   Group: Dow Jones & Company,
   Inc., The Dun & Bradstreet Cor-
   poration, Gannett Co., Inc.,
   Houghton Mifflin Company,
   Knight-Ridder Inc., Meredith
   Corporation, The New York Times
   Company, The Times Mirror Compa-
   ny, and Tribune Company. One of
   the members of the Peer Group,
   The Dun & Bradstreet Corporation
   ("D&B"), spun-off two subsidiar-
   ies in November 1996, as a re-
   sult of which shareholders of
   the original D&B ("Old D&B") be-
   came holders of shares in reor-
   ganized D&B ("New D&B") and in
   each of the spun-off subsidiar-
   ies (the "Spin-Offs"). In calcu-
   lating the total shareholder re-
   turn for D&B, the shares of the
   Spin-Offs received by the Old
   D&B shareholders were deemed to
   be reinvested in shares of New
   D&B. In June 1998, the New D&B
   further separated into two pub-
   lic companies, the New D&B and
   R.H. Donnelley, through a tax-
   free dividend. The Peer Group
   results reflect total share-
   holder returns for the New D&B,
   including a $3 per share cash
   equivalent distribution for R.H.
   Donnelley reinvested in the
   New D&B.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION


Introduction

The McGraw-Hill Companies' executive compensation program (the "Program") is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of the individuals listed below who are inde-pendent non-employee directors of the Corporation. The Committee has sole re-sponsibility for all compensation matters with respect to the Corporation's senior management. The Committee regularly reports to the Board of Directors on its activities and decisions and meets in executive session with all non-employee directors at year-end to review the CEO's performance and compensa-tion.

Philosophy

The Program has been designed to enable the Corporation to attract, motivate and retain senior management by providing a fully competitive total compensa-tion opportunity based on performance. The Program consists of three key ele-ments: (1) base salaries which reflect competitive marketplace data and evalu-ated individual performance; (2) annual incentive opportunities which are pay-able for the achievement of annual financial performance goals established by the Committee; and (3) long-term stock-based incentive opportunities consist-ing of annual grants of restricted performance shares, which are payable for the achievement of three-year financial performance goals established by the Committee, and annual stock option grants. The stock-based incentive opportu-nities are intended to align the interests of senior management with those of the Corporation's shareholders. The executive compensation program permits differentiation in total compensation opportunity based on assessments of in-dividual performance, contributions, assignments and future potential. Fur-ther, the program is structured so that at higher management levels a larger portion of annual compensation is variable, based on company performance, and a larger portion of total compensation is composed of stock-based compensa-tion.

The Committee's policy with respect to the tax deductibility of executive com-pensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility where practicable. The 1996 Key Executive Short-Term Incentive Compensation Plan and the 1993 Key Employee Stock Incen-tive Plan have been approved by the Corporation's shareholders pursuant to the requirements of Section 162(m) of the Internal Revenue Code so that the awards earned under these plans will qualify for tax deduction by the Corporation when paid. In this regard, amended and updated versions of both the Key Execu-tive Short-Term Incentive Compensation Plan and the Employee Stock Incentive Plan are being presented to shareholders at the April 26, 2000 Annual Meeting for approval as required under the Section 162(m) regulations.

Following is a discussion of each of the elements of the Program and a de-scription of the specific decisions and actions taken by the Committee with regard to 1999 compensation for the CEO.

Program Competitiveness

Each element of the Program is intended to be fully competitive with compara-ble elements of competitor companies in the publishing, information and media industry. Base salaries are determined within the framework of position re-sponsibility, individual performance and the external marketplace. Competitive market data are derived annually using a third-party consultant survey of the publishing, information and media industry, which includes reported data from companies in the peer group index of the Shareholder Return Performance Graph (the "Peer Group").

The annual incentive award opportunities are established by the Committee based on recommendations developed by an independent compensation consulting firm selected by the Committee. These recommended incentive opportunities are competitive with median levels of incentive opportunities using available in-centive opportunity data for the competitor companies included in the Peer Group and incentive opportunity data from a third-party media industry compen-sation survey of other publishing, information and media companies.

The long-term incentive grant guidelines provide competitive long-term compen-sation opportunities in the form of restricted performance share and stock op-tion grants. The grant guidelines for these awards are derived from general industry long-term incentive grant data and are adjusted by an independent compensation consultant to reflect median long-term incentive grant practices of publishing, information and media industry companies including those in the Peer Group.

Annual Salary and Incentive Compensation

Annual compensation for senior management consists of base salary and the an-nual incentive awards earned under the 1996 Key Executive Short-Term Incentive Compensation Plan. Base salary increases for senior executives other than the CEO are recommended annually by Mr. McGraw and are reviewed and approved by the Committee.

Target awards established under the 1996 Key Executive Short-Term Incentive Compensation Plan are established as a dollar amount for each executive at the beginning of the year. The maximum payment opportunity is set at 200% of the annual target award. Payment of the annual incentive awards for Mr. McGraw and the other executives named in the Summary Compensation Table is based on the Corporation's performance in relation to minimum, target and maximum diluted Earnings Per Share goals which are approved by the Committee at the beginning of the plan year.

Long-Term Incentive Compensation

The long-term incentive compensation program for senior management consists of two types of annual stock awards: restricted performance shares and stock op-tions. Restricted performance share awards are established for each executive and granted annually on or before April 1. The awards vest at the end of a three-year award cycle within a range of 20% to 150% of the shares awarded based on the achievement of minimum, target and maximum cumulative compound diluted Earnings Per Share growth goals which are established by the Committee at the beginning of the award cycle. These restricted performance share awards are subject to forfeiture if the minimum performance goal is not attained, or if a participant's employment is terminated for certain reasons before the shares become vested. During the award cycle, participants receive dividends on and have the right to vote the awarded shares.

The second component of the long-term incentive compensation program consists of stock options which provide participants with the right to purchase shares of The McGraw-Hill Companies Common Stock at its market value on the date of grant. Each stock option grant becomes exercisable in two equal annual in-stallments commencing one year after grant, and each grant has a ten-year max-imum term.

1999 CEO Compensation

Mr. McGraw's base salary is reviewed annually by the Committee which considers competitive CEO base salary information from the Peer Group companies, Mr. McGraw's individual performance and contributions since his last review, and the merit increase guidelines in effect for other salaried employees during this period. Effective January 1, 1999, the Committee increased Mr. McGraw's base salary by 12.2% to $825,000 based on its review and assessment of the factors and criteria described above.

In January 1999, stock-based long-term incentive awards were granted. Mr. Mc-Graw received an award of 10,654 restricted performance shares which will ma-ture on December 31, 2001, subject to the achievement of the Committee-ap-proved diluted Earnings Per Share performance goals established for this award, and he received 110,000 stock option shares. These awards are disclosed in the Long-Term Incentive Plan Awards Table and the Option Grants Table.

In order to calculate the degree of achievement of the Earnings Per Share Goals for the 1999 Short-Term Incentive Compensation Award and the 1997, 1998 and 1999 Long-Term Restricted Performance Share Awards, the Committee deter-mined that the reported 1999 diluted Earnings Per Share, excluding the one-time gain on the sale of the petrochemical publications, would be used for purposes of determining the achievement of these awards.

In early 2000, the Committee reviewed and approved the 1999 annual incentive award payment for Mr. McGraw under the 1996 Key Executive Short-Term Incentive Compensation Plan. Based on the Corporation's diluted Earnings Per Share for 1999, as measured against the Earnings Per Share performance goal established by the Committee at the beginning of the year, Mr. McGraw's earned incentive payment was $1,200,000, representing 200% of his 1999 target opportunity.

In early 2000, the Committee reviewed and approved the degree of achievement and award payout to Mr. McGraw for the 1997 Long-Term Restricted Performance Share Award which covered the years 1997, 1998 and 1999 and matured on Decem-ber 31, 1999. The cumulative compound Earnings Per Share growth for the three-year award cycle exceeded the maximum 150% payment goal established by the Committee for this Award. As a result, Mr. McGraw received a share payment of 30,654 shares representing 150% of his target award. The dollar value of Mr. McGraw's 1997 Long-Term Restricted Performance Share Award payout is shown in the Long-Term Incentive Plan Payout Column of the Summary Compensation Table.

Closing Statement

The Committee believes that the caliber and motivation of the Corporation's key employees and the quality of their leadership make a significant differ-ence in the long-term performance of the Corporation. The Committee further believes that compensation should vary with the Corporation's financial per-formance so that executives are well rewarded when performance meets or ex-ceeds standards established by the Committee, and there should be downside risks to compensation when performance does not meet these standards.

In its view, the Committee believes that The McGraw-Hill Companies' executive compensation program is meeting the goals contained in the Program's philoso-phy.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.

                  John T. Hartley (Chairman)
                  Vartan Gregorian
                  Linda Koch Lorimer
                  Lois Dickson Rice
                  Sidney Taurel

                       DEFINED BENEFIT RETIREMENT PLANS

The officers named in the Summary Compensation Table are entitled to retire-ment benefits under two defined benefit plans maintained by the Corporation:
The Employee Retirement Plan ("ERP"), and the Employee Retirement Plan Supple-ment ("ERP Supplement"). In addition, Messrs. McGraw and Bahash participate in the Senior Executive Supplemental Death, Disability and Retirement Benefits Plan (the "Supplemental Benefits Plan").

The ERP provides participants with retirement benefits based upon career com-pensation. These benefits are subject to limitation under certain provisions of the Internal Revenue Code. The Corporation makes all of the required con-tributions to the Plan and participants make no contributions to such Plan. The benefit formula applicable to the Named Executive Officers is 1.0% of each year's earnings, and the vesting schedule of ERP provides that participants are 100% vested after completion of five years of continuous service with the Corporation. Under the ERP Supplement, participants are provided with retire-ment benefits that would have been provided under the ERP except for the limi-tations imposed by the Internal Revenue Code.

Under the Supplemental Benefits Plan, a participant is entitled to receive upon normal retirement at age 65 an annual retirement benefit equal to 55% of the participant's highest rate of annual base salary and highest target oppor-tunity under the Key-Executive Short-Term Incentive Compensation Plan during the 36 month period before retirement, reduced by the participant's annual re-tirement benefits under ERP and ERP Supplement, the annual annuity value of a hypothetical savings account, the participant's annual retirement benefit un-der pension plans of any previous employers, and the participant's annual So-cial Security retirement benefit.

The following table sets forth the annual benefits under the ERP, the ERP Sup-plement, and the Supplemental Benefits Plan (computed as a straight life annu-ity payment) payable upon retirement at age 65 to each of the Named Executive Officers based upon the Corporation's contributions and the participant's 1999 compensation (salary and 1999 target opportunity under the Key-Executive Short-Term Incentive Compensation Plan for purposes of the Supplemental Bene-fits Plan):

                        ANNUAL RETIREMENT BENEFIT FROM
                            CORPORATE CONTRIBUTIONS

                         ERP and     Supplemental
       Name           ERP Supplement Benefits Plan  Total
       ----           -------------- ------------- --------
Harold W. McGraw III     $263,000      $236,000    $499,000
Robert J. Bahash         $161,000      $177,000    $338,000
John D. Negroponte       $ 31,000      $      0    $ 31,000
Kenneth M. Vittor        $106,000      $      0    $106,000
Barbara B. Maddock       $ 84,000      $      0    $ 84,000

Pursuant to the Supplemental Benefits Plan, in the event of involuntary termi-nation of employment without cause or resignation of employment by the partic-ipant for good reason within two years after a change of control of the Corpo-ration, or resignation by the participant for any reason during the 30 day pe-riod following the first anniversary of such change of control a participant shall receive a lump sum payment that is actuarially equivalent to the monthly retirement benefit the participant would have received ranging from 44% to 55% of final monthly earnings and target opportunity under the Key Executive Short-Term Incentive Compensation Plan, based upon the participant's age at the date of termination. The Supplemental Benefits Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

Senior Executive Severance Plan

The Senior Executive Severance Plan provides that if the employment of a par-ticipating senior executive of the Corporation, including the Named Officers, is involuntarily terminated without cause or the executive resigns for good reason, the executive shall receive a minimum severance payment of 12 months base salary and a maximum severance payment of 24 months base salary, the ac-tual amount of severance to be based upon 1.6 multiplied by the number of years of continuous service with the Corporation. In addition, each partici-pant shall continue to participate in the Corporation's retirement, life, med-ical and other insurance benefit plans and programs during the period the par-ticipant receives severance payments, or in lieu thereof, each participant shall receive an additional cash payment equal to 10% of the severance amount. The receipt of payments by participants pursuant to the Senior Executive Sev-erance Plan is in lieu of receiving benefits pursuant to the Corporation's regular separation allowance plan, which plan is applicable to all full-time employees of the Corporation. The Plan was amended to provide that benefits will be payable to participants who voluntarily terminate their employment within a 30 day period one year after a change in control of the Corporation has occurred. The Senior Executive Severance Plan is administered by the Com-pensation Committee of the Board of Directors, which Committee approves par-ticipants who are recommended by the Corporation's Chief Executive Officer.


    2. AMENDMENTS TO AND RESTATEMENT OF 1993 EMPLOYEE STOCK INCENTIVE PLAN

On February 24, 1993, the Board of Directors unanimously adopted the 1993 Key Employee Stock Incentive Plan (the "Plan"), which was approved by the Corpora-tion's shareholders on April 28, 1993. The Plan was subsequently amended and restated by the Board of Directors on December 4, 1996 and received share-holder approval with respect to such amendments on April 30, 1997. The corpo-rate purpose underlying the Plan is to provide an opportunity for selected em-ployees of the Corporation to acquire a proprietary interest in the Corpora-tion, thereby furnishing added incentive to contribute to the Corporation's future success and prosperity, and thus enhance the value of the Corporation for the benefit of the shareholders. The Board believes that the Plan improves the Corporation's ability to attract and retain individuals of exceptional ability and talent upon whom the sustained growth and profitability of the Corporation in large measure depend.

On February 23, 2000, the Board of Directors approved the further amendment and restatement of the Plan, subject to shareholder approval at this Annual Meeting, to provide for the following principal changes:

  . The Plan had previously reserved and made available for distribution un-der the Plan 18,990,978 shares of Common Stock. As of March 9, 2000, approximately 4,313,667 shares remained available for issuance in connec-tion with future grants. As a result of the limited number of remaining shares, the Board of Directors believes it is appropriate at this time to reserve and make available for distribution under the Plan 9,581,773 ad-ditional shares for future awards, which amount equals 4.9% of the Corpo-ration's outstanding common shares as of March 9, 2000.

  . The Plan is also being presented to shareholders for approval of the per-formance criteria and limits which it contains for certain grants. These amendments are intended to meet the requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and will enable the Corporation to continue to deduct for tax purposes certain compensation paid to the Corporation's chief executive officer ("CEO") and the highest compensated executives other than the CEO named in the proxy statement (collectively, the "covered executives").

  . The eligibility criteria of the Plan are being broadened to include em-ployees who contribute to the management, growth and/or profitability of the Corporation.

The full text of the Plan, as amended and restated from the previously ap-proved version of the Plan, is attached to this Proxy Statement as Exhibit A. The principal features of the Plan and the proposed amendments are described below, but such descrip-tion is qualified in its en-tirety by reference to the text. The amendments will not become effective un-less shareholder approval is obtained.

As part of its previously announced share repurchase program, the Corporation currently intends to continue its practice of minimizing the dilutive effect of the Plan and other stock-based programs through the acquisition of shares to offset share issuances. The Corporation purchased 3,231,700 shares of Com-mon Stock in 1999 and has purchased 1,376,000 shares of Common Stock from Jan-uary 1, 2000 through March 15, 2000. The Corporation is currently authorized to purchase an aggregate of 15,000,000 shares of Common Stock.

Summary of the Plan

The Plan permits the granting of any or all of the following types of awards:
(i) stock options, including incentive stock options ("ISOs") and non-quali-fied stock options; (ii) stock appreciation rights ("SARs"), including limited stock appreciation rights; (iii) restricted stock; and (iv) other awards val-ued in whole or in part by reference to, or otherwise based upon, the Common Stock of the Corporation ("other stock-based awards"). The aggregate number of shares of stock which may be awarded or granted under the Plan beginning on or after April 26, 2000 for restricted stock and other stock-based awards may not exceed, after these proposed amendments take effect, 33% of the total number of shares available for awards or grants under the Plan on April 26, 2000 (the prior version of the Plan provided such limitation to be based upon the number of such shares on April 30, 1997). There is no comparable restriction on the aggregate number of shares of stock that may be awarded or granted under the Plan for stock options and SARs.

The Plan is administered by the Compensation Committee of the Board of Direc-tors. The Committee has the authority to select employees to whom awards are to be granted, to determine the types of awards and the number of shares cov-ered by such awards, and to establish the terms, conditions and provisions of such awards. The Committee has the authority to interpret the Plan and to es-tablish, amend and repeal administrative rules and regulations relating to the Plan, and to otherwise supervise the overall administration of the Plan. Offi-cers and other employees of the Corporation and its subsidiaries and affili-ates are eligible to be participants under the Plan; provided, however, no outside director of the Corporation or member of the Compensation Committee shall be eligible to participate in the Plan. As of March 15, 2000, after giv-ing effect to the proposed amendment, approximately 1,400 officers and employ-ees were eligible to participate in the Plan.

With respect to the unexercised portion of any lapsed or canceled options or if any shares of stock that are subject to a restricted stock or other stock based award are forfeited, such shares shall again be available for distribu-tion in connection with future grants and awards under the Plan. The Plan shall operate in addition to the Corporation's existing executive benefit plans and programs.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, an appropriate adjustment shall be made in the aggregate number of shares which may be distributed under the Plan, in the number and option price of shares subject to outstanding options, and in the number of shares subject to other outstanding awards as the Compensation Committee shall determine.

Stock Options

The Plan provides that the option price pursuant to which Common Stock may be purchased shall be fixed by the Compensation Committee, but shall not be less than 100% of the fair market value of the Corporation's Common Stock on the date the option is granted. The term of each option shall be fixed by the Com-pensation Committee; however, no option shall be exercisable more than ten years after grant. Payment of the purchase price shall be in cash, or if per-mitted by the Committee, through delivery of shares of Common Stock having a fair market value equal to the purchase price, or by a combination of cash and Common Stock. Unless otherwise determined by the Committee, if a participant's employment with the Corporation is terminated, except for cause, a stock op-tion to the extent vested may generally be exercised for six months after ter-mination. In the event of retirement, disability or death of a participant, any stock option may be exercised in its entirety for a specified period of time after such event as set forth in the Plan.

Stock Appreciation Right

The Compensation Committee has the right to grant SARs in conjunction with all or any part of a stock option. Upon the exercise of a SAR, the holder shall be entitled to receive the excess of the fair market value of the shares for which the SAR is exercised over the option price of the related stock option. Payment by the Corporation upon such exercise shall be in cash or in Common Stock of the Corporation, or a combination of cash and Common Stock, as the Committee shall determine. Upon the exercise of a SAR, the stock option to which such SAR is related shall be deemed to have been exercised.

Restricted Stock

The Plan permits the Compensation Committee to make awards of restricted stock. The Committee shall determine the time or times within which the re-stricted stock shall be subject to forfeiture, and all of the other terms and conditions of the grant. Recipients of restricted stock are not required to provide consideration to the Corporation, other than the rendering of servic-es. Restricted stock may not be sold by the recipient during the forfeiture period determined by the Committee. The participant shall have with respect to restricted stock all of the rights of a shareholder of the Corporation, in-cluding the right to vote such shares and the right to receive dividends. Sub-ject to certain exceptions set forth in the Plan, upon termination of employ-ment during the restriction period, all shares still subject to restriction shall be forfeited by the participant.

Other Stock-Based Awards

The Compensation Committee shall have the authority under the Plan to make awards of stock that are valued in whole or in part by reference to, or are otherwise based upon, the Common Stock of the Corporation, including but not limited to restricted performance shares and freestanding SARs. Each stock-based award shall be confirmed by and shall be subject to the terms of an agreement executed by the participant and the Corporation. The terms and con-ditions of said award shall be specified in said agreement and shall be deter-mined at the discretion of the Committee. An award may include the right by a participant to receive, either currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award.

Amendments to the Plan

The Plan may be amended by the Board of Directors, except that without the ap-proval of the shareholders, the Board may not adopt any amendment which re-quires shareholder approval under Section 162(m) and the securities laws.

Tax Aspects of the Plan

The Corporation believes that under present law the following are the federal tax consequences generally arising with respect to awards granted under the Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Corporation. The optionee will have no taxable income upon ex-ercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercis-ing an option (other than an ISO) or a SAR, the optionee must recognize ordi-nary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Corporation will be entitled to a deduction for the same amount. The treatment of an optionee's disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO, or by exercising a non-qualified option or a SAR. General-ly, there will be no tax consequences to the Corporation in connection with a disposition of shares acquired under an option, except that the Corporation may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

With respect to awards of restricted stock or other stock-based awards granted under the Plan which are either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received, and the Corporation will be en-titled to a deduction for the same amount. With respect to awards that are re-stricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares become transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, and the Corporation would be entitled to a deduction for the same amount.

The Proposed Amendments

Additional Shares. The terms of the Plan, as previously approved, reserved and made available for distribution under the Plan 18,990,978 shares. As of March 9, 2000, approximately 4,313,667 shares remained available for issuance in connection with future grants. As a result of the limited number of remaining shares, the Board of Directors believes it is appropriate at this time to re-serve and make available for distribution under the Plan an additional number of shares in the amount of 9,581,773 shares of Common Stock, which amount equals 4.9% of the Corporation's outstanding shares as of March 9, 2000. The awards provided by the Plan are designed to align employee and shareholder in-terests and to enable the Corporation to attract, motivate and retain experi-enced and highly qualified individuals. The closing price of the Corporation's Common Stock on March 9, 2000 was $49.8125.

Section 162(m). Section 162(m) limits the Corporation's tax deduction for cer-tain compensation paid to each of the Corporation's covered executives. This limitation does not apply to "performance-based compensation." Options and SARs may qualify as performance-based compensation if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to any participant over a specified period. Other awards may qualify as performance-based compensation if payment under such awards is made: (i) on account of the achievement of one or more objective performance goals estab-lished by a compensation committee consisting exclusively of two or more out-side directors; (ii) pursuant to certain terms approved by shareholders, in-cluding the maximum amount payable to any individual and performance goals to be used; and (iii) following certification by such a compensation committee that the performance goals and other material conditions precedent to payment have been satisfied.

Accordingly, the Board of Directors obtained shareholder approval in 1997 of amendments to the Plan to permit the Corporation to continue to deduct for tax purposes compensation paid to covered executives under awards that qualify as performance-based compensation ("Qualifying Awards"). Section 162(m) requires that shareholder approval of the material terms of the Plan be obtained every five years. The Corporation is seeking approval for the next five years at this Annual Meeting. If shareholder approval is not received, the prior ver-sion of the Plan will remain effective until further amended. In such case, the Committee has made no determination as to what action it might take with respect to the covered executives.

The Plan provides that two types of Qualifying Awards may be granted. The first type is stock options and SARs. No participant may be granted in any 60-month period beginning on or after April 26, 2000 (amended from a date of April 30, 1997) stock options (including stock options granted in tandem with a SAR) under the Plan which, in the aggregate, cover more than 2,000,000 shares of the Corporation's Common Stock.

The second type includes performance grants and any other award (other than options and SARs) whose payment is conditioned upon the attainment of the per-formance objectives for the performance goals established by the Committee for a performance cycle in accordance with the provisions of Section 162(m). More than one performance goal may apply to a given performance cycle and payments may be made for a given performance cycle based upon the attainment of the performance objectives for any of the performance goals applicable to the cy-cle. The duration of a performance cycle shall be determined by the Committee, and the Committee shall be authorized to permit overlapping or consecutive performance cycles. The performance goals that may be selected by the Commit-tee for a performance cycle include any of the following: earnings per share, net income, net operating income, pretax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to shareholders, and cash flow, each of which may be established on a corpo-rate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The Committee shall have the discretion, by participant and by award, to reduce (but, in the case of Qualifying Awards only, not to increase) some or all of the amount that would otherwise be payable under the award by reason of the satisfaction of the performance objectives set forth in the Qualifying Award.

For any performance cycle with a duration of 36 months, no participant may re-ceive Qualifying Awards covering more than 150,000 shares of stock or which provide for the payment for such performance cycle of more than 150,000 shares of stock (or cash amounts based on the value of more than 150,000 shares of stock). For a performance cycle that is longer or shorter than 36 months, the maximum limits set forth in the previous sentence shall be adjusted by multi-plying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is 36.

Certain Other Amendments. Definition of "Cause." The definition of a termina-tion by the Corporation for "Cause" has been amended to define Cause as the employee's misconduct in respect of the employee's obligations to the Corpora-tion or other acts of misconduct by the employee which result in or could rea-sonably be expected to result in material damage to the property, business or reputation of the Corporation. Previously, Cause was defined in the Plan as the employee's willful misconduct, including, but not limited to, conviction for a felony or perpetuation of a common law fraud.

Eligible Employees. Those individuals eligible to participate in the Plan will include all employees who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation, rather than just officers and "key" employees. In recognition of this change, the name of the Plan is being changed to the "Employee Stock Incentive Plan" from the "Key Employee Stock Incentive Plan."

Change in Control. The Plan provides that in the event of a change in control of the Corporation, all

SAR's outstanding and all stock options granted shall become fully exercisable and vested. Except as otherwise provided in an agreement of grant, the re-striction and deferral limitations applicable to any grants of restricted stock and other stock-based awards shall lapse and such shares shall be fully vested. All outstanding stock options, SARs, restricted stock and other stock-based awards shall, under changes contained in the amended and restated Plan, at the discretion of the Compensation Committee, either be cashed out or con-verted into awards based upon publicly traded common stock of the corporation that acquires the Corporation. Previously, all stock options were cashed out.

Because the amounts to be received under the 1993 Employee Stock Incentive Plan can only be determined with precision in the future, the table below shows the grants that were made in early 2000 for the named executive offi-cers; for all current executive officers, as a group; for all current direc-tors who are not executive officers, as a group; for all nominees named for election as directors in this Proxy Statement; and for all employees, includ-ing all current officers who are not executive officers, as a group.

                                                            OTHER STOCK-
                                                           BASED AWARDS:
                                                             LONG-TERM
                                                             RESTRICTED
                                                            PERFORMANCE
                                       OPTION AWARDS         SHARES (2)
                                    ------------------- --------------------
                                    Exercise
                                    or Base    Shares
                                     Price   Underlying
                                      Per     Options   Dollar Value Shares
NAME                                 Share    Granted        (1)       (#)
----
Harold-W.-McGraw-III-               $59.2813    125,000     $600,000  10,121
  Chairman, President and Chief
   Executive Officer
Robert J. Bahash                     59.2813     48,000      385,000   6,494
  Executive Vice President, Chief
   Financial Officer
John D. Negroponte                   59.2813     28,000      190,000   3,205
  Executive Vice President, Global
   Markets
Kenneth M. Vittor                    59.2813     28,000      190,000   3,205
  Executive Vice President and
   General Counsel
Barbara B. Maddock                   59.2813     28,000      190,000   3,205
  Executive Vice President,
   Organizational Effectiveness
All current executive officers, as
 a group                             59.2813    312,900    1,977,800  33,363
All current directors who are not
 executive officers, as a group          --         --           --      --
All nominees named for election as
 directors in this Proxy Statement       --         --           --      --
All employees, including all
 current officers who are not
 executive officers, as a group      59.2813  2,484,000   12,568,000 212,000

-------
1) Based on the average of the high and low trading places of the Corpora-tion's Common Stock on January 3, 2000 of $59.2813.

2) Actual amount earned may be less than, equal to, or greater than the amount shown depending upon the Corporation's performance during 2000 to 2002.

Approval and Related Matters

The affirmative vote of the holders of a majority of the votes cast of the Common Stock and $1.20 Convertible Preference Stock, voting together as a sin-gle class, is required to approve the Plan.

The following resolution will be offered by the Board of Directors at the An-nual Meeting:

    RESOLVED: That the Amended and Restated 1993 Employee Stock Incentive Plan in the form of Exhibit A as appended to this Proxy Statement be, and hereby is, authorized, approved and adopted.

The Board of Directors' Recommendation

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.

  3. AMENDMENTS TO AND RESTATEMENT OF 1996 KEY EXECUTIVE SHORT-TERM INCENTIVE
                               COMPENSATION PLAN

On February 23, 2000, the Board of Directors unanimously adopted amendments to, and the restatement of, the 1996 Key Executive Short-Term Incentive Com-pensation Plan (the "Plan"), subject to approval by the Corporation's share-holders at this Annual Meeting. The Plan, originally adopted in 1996, is in-tended to increase the profitability of the Corporation by providing the op-portunity for key executives to earn cash incentive payments based upon indi-vidual achievement and company performance. The Plan has the further purpose of fulfilling the Corporation's objective of offering a fully competitive to-tal compensation package to its employees, thus enabling the Corporation to attract and retain executives of the highest caliber and ability. The Board of Directors has decided to seek shareholder approval for the Plan, so that com-pensation payable pursuant to the Plan can qualify for tax deductibility under
Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code requires that shareholder approval of the material terms of the Plan be obtained every five years. The Corporation is seeking such approval at this Annual Meeting.

The Code was amended in 1993 to provide that, effective January 1, 1994, with certain exceptions, a publicly held corporation such as the Corporation could not take a federal income tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation deduction ex-ceeds $1,000,000. A "covered employee" is the Chief Executive Officer on the last day of the taxable year and any other officer who is among the four high-est compensated officers (other than the CEO) as reported in the Proxy State-ment. Generally, these would be the same officers named each year in the Sum-mary Compensation Table in the Proxy Statement.

The $1,000,000 limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" under regulations adopted under the Code. These requirements include the following:
(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals must be timely established by a compensation committee comprised of solely two or more outside directors; (iii) the material terms of the perfor-mance goals must be disclosed to and approved by the shareholders; and (iv) the compensation committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms were in fact satisfied.

If shareholder approval is not received, the prior version of the Plan will remain effective until further amended. In such case, the Committee has made no determination as to what action it might take with respect to the "covered employees."

Summary of Key Executive Short-Term Incentive Compensation Plan

The following summary of the Plan, as amended and restated, is subject to the complete terms of the Plan, a copy of which is attached to this Proxy State-ment as Exhibit B.

  1. Eligible Employees and Maximum Award. Key executives of the Corporation whose decisions and actions have a demonstrable impact on corporate profitability are eligible to participate. Currently, approximately 350 employees participate. The maximum award payable to a "covered employee" or to any other participant in the Plan in any calendar year is $3,000,000 (the "Maximum"). The Maximum has been increased from a figure of $2,000,000.

  2. Administration. The Compensation Committee of the Board of Directors (the "Committee") shall be responsible for the implementation and admin-istration of the Plan. The Committee's functions shall include, but not be limited to: interpretation of the Plan and establishment of the rules and regulations governing Plan administration; selection of partici-pants; approval of performance objectives upon which the percentage of payment of awards shall be based; determination of the degree of the at-tainment of the performance objectives; and determination of the size of individual awards and payments to participants. In reaching its deci-sions, the Committee shall consider recommendations made by the CEO and such other members of management as the CEO shall designate. Members of the Committee must be "outside directors" as defined in the regulations under the Code and may not participate in the Plan.

  3. Performance Objectives and Targets. Performance objectives for each par-ticipant may consist of financial objectives, individual objectives, or a combination of both, except that with respect to "covered employees," the performance objectives may consist of financial objectives only. Fi-nancial objectives are established by the Committee each year based upon one or more of the following performance measures: diluted earnings per share, net income, net operating income, revenue growth, return on sales, working capital, return on equity, return on assets, total return to shareholders, and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operat-ing units, divisions, acquired businesses, minority investments, part-nerships or joint ventures. At the same time, a "range" of achievement for financial objectives ranging from minimum to target to maximum lev-els are established by the Committee. The Committee may alter or adjust financial objectives during the course of a year, or alter or adjust the financial results otherwise reported or achieved by the Corporation dur-ing such year, except with respect to the "covered employees," for whom the Committee shall have no discretion to increase, but may decrease, the amount of an award payable based upon the range of achievement of the financial objectives.

  4. Other Award Criteria. Except with respect to "covered employees," the Committee may also, as to a participant, make a portion of the award op-portunity subject to qualitative or quantitative individual goals to be achieved. Individual objectives may be altered or amended during an award year to properly reflect changed business conditions and priori-ties, subject to approval by the CEO or his delegate.

  5. Payment of Awards. Payment of earned awards is made as soon as practica-ble after the end of the year in which earned. No award is earned with respect to a financial objective at or below the minimum level of achievement established; the target award opportunity with respect to a financial objective is earned if the target is achieved; achievement be-tween the minimum and the target levels results in a pro rata award with respect to that financial objective. An amount larger than the target award opportunity for each financial objective can be earned for exceed-ing that target.

     If a participant's employment is terminated because of death, disabili-ty, retirement or with the approval of the Committee in connection with a termination by the Corporation other than for "Cause," the participant shall receive a pro rata award payment based on the portion of the year the participant was employed by the Corporation in an eligible position while the award was outstanding and the degree to which during such year the performance objectives were achieved. No award will be payable to any participant who voluntarily resigns his/her employment prior to the payment date for such award.

     In addition to or in lieu of awards granted to participants under the Plan, the Committee may from time to time make grants and awards to par-ticipants pursuant to the 1993 Employee Stock Incentive Plan and/or other compensation plans of the Corporation.

  6. Change in Control. In the event of a Change in Control of the Corpora-tion, then immediately after such event becomes effective, the Corpora-tion shall pay to each participant the pro rata amount of the higher of the participant's target award and the amount the participant would have received for that period based upon the financial performance of the Corporation during such time period. Thereafter, as shortly after the conclusion of the award year in which the Change in Control occurs as practicable, the amount of an award for that year shall be recomputed and paid in accordance with the other provisions of the Plan less any amount paid to a participant under the Plan at the time of the Change in Control for the applicable year. Previously, the Plan stipulated that upon a Change in Control the Corporation would pay to the participant the pro rata amount of the participant's target award for the applicable year. Reasonable legal fees incurred by a participant in enforcing rights under such Change in Control provisions shall be paid for by the Corporation in addition to sums otherwise due under the Plan. A Change in Control generally is deemed to occur if: (i) any person becomes the owner of 20% or more of the Corporation's voting securities; (ii) indi-viduals who, as of the date of the

     Plan, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (provided that any person who subsequently becomes a director and is approved by a vote of at least a majority of the directors then comprising the Incum-bent Board shall be considered as though such person were a member of the Incumbent Board); (iii) consummation (as opposed to shareholder ap-proval in the unamended Plan) of a merger or consolidation in which the Corporation's voting securities do not continue to represent at least 50% of the surviving entity; or (iv) the shareholders approve a liquida-tion or dissolution of the Corporation.

  7. Amendment. The Plan may be amended by the Board of Directors upon a recommendation of the Committee, except that, without approval of the shareholders, the Board or Committee may not change: (i) the performance measures with respect to awards of "covered employees;" (ii) the indi-viduals or class of individuals eligible to participate; or (iii) the maximum amount payable to a "covered employee" under the Plan.

  8. Effectiveness. If the Plan is approved by shareholders at this Annual Meeting, it will be effective in the form approved with respect to grants of awards to be earned during 2000 and thereafter.

Because the amounts to be received under the Plan can only be determined with precision in the future, the table below shows the dollar amounts that were received under the Plan for the 1999 fiscal year by the named executive offi-cers; for all current executive officers, as a group; for all current direc-tors who are not executive officers, as a group; and for all employees, in-cluding all current officers who are not executive officers, as a group.

                                                                    1996 Key
                                                                   Executive
                                                                   Short-Term
                                                                   Incentive
                                                                  Compensation
                                                                    Plan (a)
                                                                  ------------
Name                                                              Dollar Value
----                                                                  ($)
Harold W. McGraw III                                               $1,200,000
Chairman, President and Chief Executive Officer
Robert J. Bahash                                                      700,000
Executive Vice President, Chief Financial Officer
John D. Negroponte                                                    400,000
Executive Vice President, Global Markets
Kenneth M. Vittor                                                     350,000
Executive Vice President and General Counsel
Barbara B. Maddock,                                                   350,000
Executive Vice President, Organizational Effectiveness
All current executive officers, as a group                          3,756,752
All current directors who are not executive officers, as a group          --
All employees, including all current officers who are not
 executive officers, as a group                                    21,931,308

-------
(a) Actual amounts earned during 2000 may be less than, equal to, or greater than the amount shown depending upon the Corporation's performance during 2000.

Approval and Related Matters

The affirmative vote of the holders of a majority of the votes cast of the Common Stock and $1.20 Convertible Preference Stock, voting together as a sin-gle class, is required to approve the Plan.

The following resolution will be offered by the Board of Directors at the An-nual Meeting:

    RESOLVED: That the Corporation's 1996 Key Executive Short-Term Incentive Compensation Plan, as amended and restated, in the form of Exhibit B as appended to this Proxy Statement be, and hereby is, authorized, approved and adopted.

The Board of Directors' Recommendation

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.

            4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
During the year ended December 31, 1999, Ernst & Young LLP audited the consol-idated financial statements of the Corporation and its subsidiaries.

The Board of Directors, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the Corpora-tion's independent auditors for 2000. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Corpo-ration's shareholders to ascertain their views. Ernst & Young LLP has advised the Corporation that it has no direct, nor any material indirect, financial interest in the Corporation or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the op-portunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.

The following resolution will be offered by the Board of Directors at the An-nual Meeting:

  RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP as independent auditors for this Corporation and its subsidiaries for 2000 be, and hereby is, ratified and approved.

The Board of Directors' Recommendation

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.

                               5. OTHER MATTERS

The Board of Directors knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come be-fore the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corpora-tion's directors, executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Se-curities and Exchange Commission and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the Common Stock and other eq-uity securities of the Corporation.

Based solely on the Corporation's review of copies of such reports and written representations that no other reports were required, the Corporation believes that all of its directors and executive officers filed all of said reports on a timely basis during 1999.

Deadlines for Submission of Shareholder Proposals

There are two different deadlines for the submission of shareholder proposals.

Shareholder proposals which are being submitted for inclusion in the Corpora-tion's proxy statement and form of proxy for the 2001 Annual Meeting of Share-holders must be received by the Corporation at its principal executive of-fices, 1221 Avenue of the Americas, New York, New York 10020, on or before No-vember 26, 2000. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

Under the Corporation's By-Laws, shareholder proposals which are being submit-ted other than for inclusion in the Corporation's proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders must be received by the Cor-poration at its principal executive offices, 1221 Avenue of the Americas, New York, New York 10020, no earlier than December 30, 2000 and no later than Jan-uary 29, 2001. Such proposals when submitted must be in full compliance with applicable law and the Corporation's By-Laws.

              By Order of the Board of Directors

              Scott L. Bennett
              Senior Vice President, Associate General Counsel and Secretary

              New York, New York
              March 23, 2000

                                                                      EXHIBIT A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        THE McGRAW-HILL COMPANIES, INC.

                      1993 EMPLOYEE STOCK INCENTIVE PLAN

                (As amended and restated as of April 26, 2000)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        THE McGRAW-HILL COMPANIES, INC.
                      1993 Employee Stock Incentive Plan

SECTION 1. Purpose; Definitions.

The purpose of The McGraw-Hill Companies, Inc. 1993 Employee Stock Incentive Plan (the "Plan") is to enable The McGraw-Hill Companies, Inc. ("McGraw-Hill") to offer employees of the Company (as defined below) long term performance-based stock incentives and/or other equity interests in the Company, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between employees and the Company's shareholders.

For purposes of the Plan, the following terms shall be defined as set forth below:

  (a) "Board" means the Board of Directors of McGraw-Hill.

  (b) "Cause" shall mean the employee's misconduct in respect of the employ-ee's obligations to the Company or other acts of misconduct by the employee occurring during the course of the employee's employment, which in either case results in or could reasonably be expected to result in material dam-age to the property, business or reputation of the Company; provided, that in no event shall unsatisfactory job performance alone be deemed to be "Cause"; and provided, further, that no termination of employment that is carried out at the request of a person seeking to accomplish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for "Cause."

  (c) "Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 10(b) and (c) below.

  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  (e) "Commission" means the Securities and Exchange Commission or any suc-cessor thereto.

  (f) "Committee" means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board or by a committee of Board members.

  (g) "Company" means McGraw-Hill, a corporation organized under the laws of the State of New York, or any successor corporation, and includes all do-mestic and foreign corporations, partnerships and other legal entities in which at least 20% of the voting securities or ownership interests are owned directly or indirectly by McGraw-Hill.

  (h) "Disability" means disability as determined under procedures estab-lished by the Committee for purposes of this Plan.

  (i) "Early Retirement" means retirement, with the approval of the Committee for purposes of one or more award(s) hereunder, from active employment with the Company prior to age 65, provided that the Committee may establish rules and procedures pursuant to which the Committee's approval shall be deemed to have been given.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (k) "Fair Market Value" for purposes of this Plan, unless otherwise re-quired by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date, the mean between the highest and lowest prices at which the Stock is actually traded on such date as re-flected in the New York Stock Exchange Composite Transactions, or, if there is no sale of the Stock on such date, the mean between the bid and asked prices on such Exchange at the close of the market on such date or, if there is no bid and asked activity on such date, such value as may be de-termined by the Committee in good faith.

  (l) "Incentive Stock Option" means any Stock Option intended to be and des-ignated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

  (m) "Individual Limit" shall have the meaning set forth in Section 3.

  (n) "Non-Qualified Stock Option" means any Stock Option that is not an In-centive Stock Option.

  (o) "Normal Retirement" means retirement from active employment with the Company on or after age 65.

  (p) "Other Stock-Based Award" means an award under Section 8 below that is payable in cash or Stock and is valued in whole or in part by reference to, or is otherwise based on, Stock.

  (q) "Plan" means The McGraw-Hill Companies, Inc. 1993 Employee Stock Incen-tive Plan, as hereinafter amended from time to time, including any rules, guidelines or interpretations of the Plan adopted by the Committee.

  (r) "Qualifying Award" means an award under the Plan made in accordance with the provisions of Section 9.

  (s) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

  (t) "Retirement" means Normal or Early Retirement.

  (u) "Stock" means the Common Stock, $1.00 par value per share, of McGraw-
  Hill.

  (v) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Op-tion (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

  (w) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

SECTION 2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other employees eligible under Section 4: (i) Stock Options, (ii) Stock Appre-ciation Rights, (iii) Restricted Stock and/or (iv) Other Stock-Based Awards.

In particular, the Committee shall have the authority:

  (i) to select the officers and other employees of the Company to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be granted hereunder;

  (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards or any combination thereof, are to be granted hereunder to one or more eligible employees;

  (iii) to determine the number of shares to be covered by each such award granted hereunder;

  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion);

  (v) to determine whether, to what extent and under what circumstances grants of Options and/or other awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other cash awards made by the Company outside of this Plan; and

  (vi) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash under Section 5(k).

(b) Subject to Section 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to inter-pret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the adminis-tration of the Plan.

Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Stock Subject to Plan.

(a) The total number of shares of Stock reserved and available for distribu-tion under the Plan shall be the aggregate of (i) 18,990,978 shares (previ-ously approved by the shareholders of the Company on April 28, 1993 and April 30, 1997) and (ii) 4.9 % of the number of issued and outstanding shares as of the shareholder record date for the Annual Meeting of Shareholders to be held on April 26, 2000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In addition, subject to Section 9(b), no eligible person may be granted in any 60-month period beginning on or after April 26, 2000 Stock Options (including, for this purpose, Stock Options granted in tandem with a Stock Appreciation Right or Limited Stock Apprecia-tion Right) under the Plan which, in the aggregate, cover more than 2,000,000 shares of Stock (the "Individual Limit").

(b) The aggregate number of shares of Stock awarded or granted by the Company under this Plan beginning on or after April 26, 2000 for Restricted Stock and Other Stock-Based Awards shall not exceed 33% of the shares of Stock available for awards or grants of Stock by the Company under the Plan as of April 26, 2000. There shall be no comparable limitation, however, on the aggregate num-ber of shares of Stock awarded or granted by the Company under this Plan for Stock Options or Stock Appreciation Rights.

(c) To the extent that any shares of Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Subject to Section 6(b)(iv) if any shares of Stock that have been optioned cease to be subject to a Stock Option without being exercised, such shares shall again be available for distribution in connection with future grants and awards under the Plan. In addition, shares of Stock tendered to the Company to pay the exercise price of a Stock Option shall again be available for issuance under the Plan.

(d) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend (other than a dividend or its equivalent which is credited to a Plan participant or a regular cash dividend), Stock split, spinoff or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number and the kind of shares reserved for issuance under the Plan, in the maximum number of shares issuable to any single participant, in the number, kind and option price of shares subject to outstanding Options granted under the Plan, and in the number and kind of the shares subject to other outstanding awards (including but not limited to awards of Restricted Stock and Other Stock-Based Awards) granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility.

Officers and other employees of the Company (but excluding members of the Com-mittee and any person who serves only as a director of the Board) who are re-sponsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted Options and/or other awards under the Plan. Eligibility under the Plan shall be determined solely by the Committee.

SECTION 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted un-der the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types; (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall consti-tute a separate Non-Qualified Stock Option.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant.

  (b) Option Term. The term of each Stock Option shall be fixed by the Com-mittee, but no Option shall be exercisable more than ten years after the date the Option is granted.

  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant provided, however, that, except as provided in Sections 5(f), (g) and (h) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

  (d) Method of Exercise.

    (i) Subject to whatever installment exercise and waiting period provi-sions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written no-tice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept.

    (ii) If and to the extent determined by the Committee in its sole dis-cretion at or after grant, payment in full or in part may also be made in the form of unrestricted Stock duly owned for a period of six months or more by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances) based, in each such case, on the Fair Market Value of the Stock on the last trading date preceding payment, as determined by the Committee. Unless otherwise determined by the Committee at or after grant, such payment may be made by construc-tive delivery of such shares of owned and unrestricted Stock pursuant to an attestation form as determined by the Committee.

    (iii) No shares of Stock shall be issued until payment therefor, as pro-vided herein, has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of ex-ercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13(a).

  (e) Non-Transferability of Options. Unless the Committee determines other-wise at or after grant, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and, unless the Committee determines otherwise at or after grant, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

  (f) Termination by Death. Subject to Section 5(j), if an optionee's employ-ment by the Company terminates by reason of death, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or un-til the expiration of the stated term of such Stock Option, whichever pe-riod is the shorter.

  (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the optionee for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such ter-mination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Op-tion held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termi-nation of employment by reason of

  Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Op-tion.

  (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Company terminates by reason of Normal Retire-ment, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereaf-ter be exercised by the optionee for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Op-tion held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve
  (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment with the Company terminates by reason of Early Re-tirement, any Stock Option held by such optionee may thereafter be exer-cised by the optionee to the extent it was exercisable at the date of re-tirement for a period of thirty-six (36) months (or such other period as the Committee may specify at or after grant) from the date of such termina-tion of employment or the expiration of the stated term of such Stock Op-tion, whichever period is shorter; provided, however, if the optionee dies within such thirty-six month period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was ex-ercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Op-tion, whichever period is shorter. If and only if the Committee so approves at the time of Early Retirement, if an optionee's employment with the Com-pany terminates by reason of Early Retirement, any Stock Option held by the optionee shall be fully vested and may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

  (i) Other Termination. Unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment terminates for any reason other than death, Disability, Retirement or for Cause, any Stock Op-tion held by such optionee, unless otherwise determined by the Committee at or after grant, may thereafter be exercised by the optionee to the extent it was exercisable at the date of termination for a period of six months (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provid-ed, however, if the optionee dies within such six-month period (or such other period as the Committee shall specify at or after grant), any unexer-cised Stock Option held by such optionee shall thereafter be exercisable to the extent that it was exercisable at the date of termination for a period of twelve months from the time of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment, if an Incentive Stock Option is ex-ercised after the expiration of the exercise periods that apply for pur-poses of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. If an optionee's employment with the Company is involuntarily terminated by the Company for Cause, the Stock Option shall thereupon terminate and shall not be exercisable thereafter.

  (j) Special Rules Applicable to Incentive Stock Options. To the extent (i) a participant's employment with the Company is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise first exercisable in any calendar year during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" in any calendar year during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated by reason of a Change In Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

  (k) Buyout and Settlement Provisions. The Committee may at any time cause the Company to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall approve and communicate to the optionee at the time that such offer is made.

SECTION 6. Stock Appreciation Rights.

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunc-tion with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless oth-erwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Apprecia-tion Right.

A Stock Appreciation Right may be exercised by an optionee, in accordance with
Section 6(b), by surrendering the applicable portion of the related Stock Op-tion. Upon such exercise and surrender, the optionee shall be entitled to re-ceive an amount determined in the manner prescribed in Section 6(b). Stock Op-tions which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been ex-ercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the follow-ing:

  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Sec-tion 6 of the Plan.

  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Subject to Section 6(b)(v), the form of payment of a Stock Appreciation Right may be specified by the Committee at or after the date of grant or be subject to Committee approval after grant, or the Committee may specify at or after the time of grant that a participant may elect the form of payment at the time of the exercise of a Stock Appreciation Right.

  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in the first sentence of Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

  (v) In its sole discretion, the Committee may grant at or after the date of grant of an Option "Limited Stock Appreciation Rights" i.e., Stock Appreci-ation Rights that become exercisable only in the event of a Change in Con-trol, subject to such terms and conditions as the Committee may specify at grant. Said Limited Stock Appreciation Rights shall be settled solely in cash.

SECTION 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall deter-mine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and condi-tions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may de-termine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient, and such awards to individual recipients need not be the same in subsequent years.

(b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has deliv-ered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Further, such award shall be subject to the following conditions:

  (i) The purchase price, if any, for shares of Restricted Stock shall be set by the Committee at the time of grant.

  (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) is required under Section 7(b)(i).

  (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such cer-tificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restric-tions applicable to such award, substantially in the following form:

    "The transferability of this certificate and the shares of stock repre-sented hereby are subject to the terms and conditions (including forfei-
    ture) of The McGraw-Hill Companies, Inc. 1993 Employee Stock Incentive Plan, as restated and amended, and an Agreement entered into between the
    registered owner and The McGraw-Hill Companies, Inc. dated        . Cop-
    ies of such Plan and Agreement are on file in the offices of The McGraw-Hill Companies, Inc., 1221 Avenue of the Americas, New York, NY 10020."

  (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a duly signed stock power, en-dorsed in blank, relating to the Stock covered by such award. The Company may, in lieu of the above provisions of this subparagraph (iv) and the aforesaid subparagraph (iii) with respect to stock certificates, provide for a book entry on behalf of the participant in respect of such shares of Restricted Stock which shall be subject to the same limitations contained therein.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursu-ant to this Section 7 shall be subject to the following restrictions and con-ditions:

  (i) Unless otherwise determined at or after grant by the Committee, shares of Restricted Stock shall not vest prior to the first anniversary of the granting of such Restricted Stock.

  (ii) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may pro-vide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, perfor-mance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

  (iii) Except as provided in Section 7(c)(ii), the participant shall have, with respect to the shares of Restricted Stock, the right to vote the shares, and the right to receive any dividend or dividend equivalent pay-ments in cash with respect to such shares.

  (iv) Subject to the applicable provisions of the award agreement and this
  Section 7, upon termination of a participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited in accordance with the terms and con-ditions established by the Committee at or after grant.

  (v) In the event of hardship or other special circumstances of a partici-pant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock based on such factors as the Com-mittee may deem appropriate.

  (vi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certifi-cates for such shares shall be delivered to the participant. Subject to
  Section 13(a), all legends shall be removed from said certificates at the time of delivery to the participant.

SECTION 8. Other Stock-Based Awards.

(a) Administration. Other awards of Stock and other awards that are payable in cash or Stock and are valued in whole or in part by reference to, or are oth-erwise based in whole or in part on, Stock ("Other Stock-Based Awards"), in-cluding, without limitation, cash or Stock settled performance shares, cash or Stock settled stock appreciation rights, shares valued by reference to subsid-iary performance, and phantom stock and similar units, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, the cash payment to be made pursuant to any such award, and all other condi-tions of the awards. The Committee may also provide for the grant of Stock un-der such awards upon the completion of a specified performance period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Sec-tion 8 shall be subject to the following terms and conditions:

  (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(v) below, the participant's rights with respect to the award, including the shares subject to awards made under this Section 8, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

  (ii) Unless otherwise determined by the Committee at the time of award, subject to the provisions of this Plan and the award agreement, the recipi-ent of an award under this Section 8 shall be entitled to receive, cur-rently or on a deferred basis, dividends or dividend equivalents with re-spect to the number of shares or deemed number of shares covered by the award, as determined at or after the time of the award by the Committee, in its sole discretion.

  (iii) Any award under this Section 8, any cash payment covered by any such award and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Commit-tee, in its sole discretion.

  (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discre-tion, waive in whole or in part any or all of the limitations imposed here-under (if any) with respect to any or all of an award under this Section 8.

  (v) Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

  (vi) Stock issued on a bonus basis under this Section 8 may be issued for no cash consideration.

SECTION 9. Qualifying Awards.

(a) General. The Committee may, in its sole discretion, grant an award to any participant with the intent that such award qualifies as "performance-based compensation" for "covered employees" under Section 162(m) of the Code (a "Qualifying Award"). The provisions of this Section 9 as well as all other ap-plicable provisions of the Plan not inconsistent with this Section 9 shall ap-ply to all Qualifying Awards issued under the Plan. Qualifying Awards shall be of the type set forth in paragraph (b) or (c) below.

(b) Qualifying Stock Options and Stock Appreciation Rights. Qualifying Awards may be issued as Stock Options and Stock Appreciation Rights granted by the Committee and subject to the Individual Limit.

(c) Qualifying Awards other than Stock Options and Stock Appreciation Rights.

  (i) Qualifying Awards (other than Stock Options and Stock Appreciation Rights) may be issued as performance grants and any other award whose pay-ment is conditioned upon the achievement of the performance objectives de-scribed in this paragraph. Amounts earned under such Qualifying Awards shall be based upon the attainment of performance objectives for the per-formance goals established by the Committee for a performance cycle in ac-cordance with the provisions of Section 162(m) of the Code and the applica-ble regulations thereunder related to performance-based compensation. More than one performance goal may apply to a given performance cycle and pay-ments may be made for a given performance cycle based upon the attainment of the performance objectives for any of the performance goals applicable to that cycle. The duration of a performance cycle shall be determined by the Committee, and the Committee shall be authorized to permit overlapping or consecutive performance cycles. The performance goals and the perfor-mance objectives applicable to a performance cycle shall be established by the Committee in accordance with the timing requirements set forth in Sec-tion 162(m) of the Code and the applicable regulations thereunder. The per-formance goals that may be selected by the Committee for a performance cy-cle include any of the following: diluted earnings per share, net income, net operating income, pretax profit, revenue growth, return on sales, re-turn on equity, return on assets, return on investment, total return to shareholders, and cash flow, each of which may be established on a corpo-rate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The Committee shall have the discretion, by participant and by award, to reduce (but, in the case of Qualifying Awards only, not to in-crease) some or all of the amount that would otherwise be payable under the award by reason of the satisfaction of the performance objectives set forth in the Qualifying Award.

  (ii) For any performance cycle with a duration of thirty-six months, no participant may receive Qualifying Awards under this Section 9(c) covering more than 150,000 shares of Stock or which provide for the payment for such performance cycle of more than 150,000 shares of Stock (or cash amounts based on the value of more than 150,000 shares of Stock). For a performance cycle that is longer or shorter than thirty-six months, the maximum limits set forth in the previous sentence shall be adjusted by multiplying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is thirty-six. Anything in the Plan to the contrary notwithstanding other than Section 10, no amounts shall be paid in respect of a Qualifying Award granted under this Section 9(c) unless, prior to the date of such payment, the Committee certifies, in a manner intended to meet the requirements of Section 162(m) of the Code and the applicable regulations thereunder related to performance based com-pensation, that the criteria for payment of Qualifying Awards related to that cycle have been achieved.

SECTION 10. Change In Control Provisions.

(a) Impact of Event. In the event of a "Change in Control" as defined in Sec-tion 10(b), unless otherwise determined by the Committee at the time of grant, the following acceleration and valuation provisions shall apply notwithstand-ing any other provision of the Plan:

  (i) Any Stock Appreciation Rights (including, without limitation, any Lim-ited Stock Appreciation Rights) and any Stock Options (including Qualifying Awards) awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested and shall remain exercisable for the remainder of their original terms, notwithstanding any subsequent termina-tion of the applicable participant's employment for any reason.

  (ii) The restrictions and deferral limitations applicable to any Restricted Stock and Other Stock-Based Awards (including Qualifying Awards), in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested, notwithstanding any subse-quent termination of the applicable participant's employment for any rea-son.

  (iii) All outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards (including Qualifying Awards), shall ei-ther (A) be cashed out by the Company on the basis of the "Change in Con-trol Price" as defined in Section 10(c) as of the date such Change in Con-trol is determined to have occurred or (B) be converted into awards based upon publicly traded common stock of the corporation that acquires the Com-pany in, with which the Company merges in, or which otherwise results from, the Change of Control, with appropriate adjustments pursuant to Section 3(d) to preserve the value of the awards. The Committee shall determine, in its sole discretion, which of the foregoing clauses (A) and (B) shall apply; provided, however, that the Committee shall be obligated to make such determination not later than three business days prior to a Change in Control; provided, further, that if no such determination is made by the Committee in accordance with the preceding clause, then the provi-sions of Section 10(a)(iii)(A) herein shall apply. In the event that the provisions of Section 10(a)(iii)(B) herein shall apply following a determi-nation by the Committee, then all no-trading policies and other internal corporate approvals required with respect to the exercise or sale of Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards (including Qualifying Awards) and/or the underlying shares of Stock shall be waived.

(b) Definition of "Change in Control". For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

  (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of bene-ficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Out-standing Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so con-verted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or re-lated trust) sponsored or maintained by the Company or any entity con-trolled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this
  Section 10(b); or

  (ii) A change in the composition of the Board of Directors such that the individuals, who, as of the Restatement Date (as defined in Section 14(b)), constitute the Board of Directors (such Board of Directors shall be herein-after referred to as the "Incumbent Board") cease for any reason to consti-tute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board of Directors subsequent to the Restatement Date, whose election, or nomina-tion for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individ-ual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and enti-ties who are the beneficial owners, respectively, of the Outstanding Com-pany Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or in-directly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securi-ties entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (in-cluding, without limitation, a corporation which as a result of such trans-action owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Com-pany Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction ) will benefi-cially own, directly or indirectly, 20% or more of, respectively, the out-standing shares of common stock of the corporation resulting from such Cor-porate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incum-bent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

  (iv) The approval by the shareholders of the Company of a complete liquida-tion or dissolution of the Company.

(c) Change in Control Price. For purposes of this Section 10, "Change in Con-trol Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in the transaction or transactions that result in the Change in Control or any other bona fide transaction related to a Change in Control or possible change in control of McGraw-Hill at any time during the sixty-day period ending on the date of the Change in Control, as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions re-ported for the date on which the optionee exercises such Incentive Stock Op-tions or Stock Appreciation Rights (or, where applicable, the date on which a cash-out occurs under Section 10(a)(iii)).

SECTION 11. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, altera-tion, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Lim-ited Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent. In addition, the Board shall have the right to amend, modify or remove the provi-sions of the Plan which are included to permit the Plan to comply with the "performance-based" exception to Section 162(m) of the Code if Section 162(m) of the Code is subsequently amended, deleted or rescinded.

The Committee may amend the terms of any Stock Option or other award thereto-fore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12. Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and de-ferred compensation. With respect to any payments not yet made to a partici-pant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 13. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any re-strictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commis-sion, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally ap-plicable or applicable only in specific cases.

(c) The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Option or other award under the Plan (including dividends or dividend equivalents on any non-vested Restricted Stock award or Other Stock-Based Award), the participant shall pay to the Company, or make arrangements satis-factory to the Committee regarding the payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld or paid with respect to such amount. Unless otherwise determined by the Committee, tax withholding or payment obligations may be settled with Stock, in-cluding Stock that is part of the award that gives rise to the withholding re-quirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) The Plan and all awards made and actions taken thereunder shall be gov-erned by and construed in accordance with the laws of the State of New York.

(f) Any award payment under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

SECTION 14. Effective Date of Plan.

(a) The Plan originally became effective as of February 24, 1993, with the ap-proval of the Plan by the holders of a majority of the shares of the Company's Stock and $1.20 Convertible Preference Stock, $10 par value, voting together as a single class and not as separate classes ("Approval"), at the 1993 annual shareholders meeting held as of April 28, 1993. Amendments to the Plan submit-ted to shareholders at the Company's annual shareholders meeting held on April 30, 1997 became effective as of January 1, 1997, with Approval, provided that with respect to the qualifications of Committee members contained herein such amendments became effective as of November 1, 1996.

(b) The Plan as amended and restated herein shall be effective as of January 1, 2000 (the "Restatement Date"), subject to the Approval of the restated Plan at the 2000 annual shareholders meeting scheduled to be held as of April 26, 2000.

SECTION 15. Term of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anni-versary of the date of initial shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that no Incentive Stock Option shall be granted after the tenth anniversary of the initial adoption of the Plan by the Board.

                                                                      EXHIBIT B

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-------------------------------------------------------------------------------


                        THE McGRAW-HILL COMPANIES, INC.

           1996 KEY EXECUTIVE SHORT-TERM INCENTIVE COMPENSATION PLAN

                (As amended and restated as of April 26, 2000)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

SECTION 1. Purpose

The 1996 Key Executive Short-Term Incentive Compensation Plan is intended to increase the profitability of The McGraw-Hill Companies by providing the op-portunity for key executives to earn incentive payments based upon individual achievement and company performance. It is the purpose of the Plan to motivate key executives to the attainment of demanding goals by providing recognition and rewards in the form of incentive awards. The Plan has the further purpose of fulfilling the Corporation's objective of offering a fully competitive to-tal compensation package to its key employees, thus enabling The McGraw-Hill Companies to attract and retain executives of the highest caliber and ability.

SECTION 2. Definitions

The following terms used in the Plan are defined as follows:

  Award Year--the calendar year of the Corporation during which Performance Objectives must be achieved by the Participant.

  Board of Directors--the Corporation's Board of Directors.

  CEO--the Chief Executive Officer of the Corporation.

  Committee--the Compensation Committee, or a special subcommittee thereof, of the Board of Directors. The Committee, or the special subcommittee thereof, shall be composed solely of two or more "outside directors" as de-fined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code").

  Corporation--The McGraw-Hill Companies, Inc.

  Covered Employee--a Participant designated prior to the grant of an Award by the Committee as being expected to be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the taxable year in which the Corporation would become entitled to take a compensation deduction as a re-sult of the payment of the Award (determined without regard to the limita-tion on deductibility imposed by Section 162(m) of the Code).

  Disability--means eligibility for disability benefits under the terms of McGraw-Hill's Long-Term Disability Plan in effect at the time the Partici-pant becomes disabled.

  Early Retirement--means, with the approval of the Committee, termination of employment under a retirement plan of The McGraw-Hill Companies provided that a participant is age 55 or older with at least 10 years of service and is eligible to receive a McGraw-Hill pension benefit payable upon termina-tion.

  Management--The CEO and such other member of The McGraw-Hill Companies man-agement as the CEO may from time to time designate to take action with re-spect to the Plan.

  McGraw-Hill or The McGraw-Hill Companies--The McGraw-Hill Companies, Inc. and its 20% or more owned subsidiaries and partnerships in which The Mc-Graw-Hill Companies own 20% or more of the partnership interests.

  Normal Retirement--means termination of employment from the Corporation on or after age 65.

  Participant--a key executive of The McGraw-Hill Companies whose decisions and actions significantly affect the Corporation's growth and profitability and who receives an award opportunity under the Plan as determined by the Committee.

  Performance Objectives--significant financial or individual objectives to be achieved by the Participant during the Award Year and upon which the percentage of payment of the Target Award shall be based.

  Plan--The McGraw-Hill Companies, Inc. 1996 Key Executive Short-Term Incen-tive Compensation Plan.

  Retirement--means Normal or Early Retirement.

  Target Award--the payment that shall be made to the Participant if the Par-ticipant's Performance Objectives are achieved during the applicable Award Year.

SECTION 3. Effective Date

The Plan originally became effective as of January 1, 1996, with the approval by shareholders at the 1996 Annual Meeting. The 1996 calendar year was the first Award Year of the Plan. The Plan, as amended and restated herein, shall be effective as of January 1, 2000, subject to the approval of shareholders at the 2000 Annual Meeting. No future awards shall be granted subsequent to the 2005 Award Year unless the Plan is extended by the Board of Directors.

SECTION 4. Administration

The Committee shall be responsible for the implementation and administration of the Plan. No Committee member shall be eligible for a Target Award under the Plan while serving as a Committee member. The Committee's functions shall include, but not be limited to: (a) interpretation of the Plan (which inter-pretation shall be final and binding, unless otherwise determined by the Board of Directors) and establishment of the rules and regulations governing Plan administration; (b) selection of Participants; (c) determination of Target Awards; (d) approval of Performance Objectives; (e) determination of the de-gree of the attainment of the Performance Objectives; and (f) determination of the size of individual awards and payments to Participants. In reaching its decisions, the Committee shall consider recommendations made by Management. The Committee may, in discharging its responsibilities under the Plan, dele-gate such duties to officers or other employees of The McGraw-Hill Companies as it deems appropriate, with the exception of decisions which affect the Cov-ered Employees. In addition, the Committee is authorized to use the services of the Corporation's Corporate Audit Department and/or independent auditors to determine the level of achievement of Performance Objectives, subject to the certification of the Committee with respect to the achievement of the Perfor-mance Objectives for the Covered Employees.

SECTION 5. Eligibility

The Committee shall select Participants based on recommendations of Manage-ment. Selection as a Participant shall be limited to those key employees of The McGraw-Hill Companies who, by virtue of their positions, have a demonstra-ble impact on either the profitability of a major business unit of The McGraw-Hill Companies, or upon the overall profitability of The McGraw-Hill Compa-nies. No Committee member shall be eligible to be a Participant while serving as a Committee member, but a director of the Corporation who is also a full-time employee, but not a member of the Committee, shall be eligible to be a Participant. No Participant or employee of The McGraw-Hill Companies shall have any right to be awarded any Target Award or actual payment under the Plan. In addition to or in lieu of awards granted to Participants pursuant to this Plan, the Committee may from time to time make grants and awards to Par-ticipants pursuant to the 1993 Employee Stock Incentive Plan and/or other in-centive compensation plans of the Corporation.

SECTION 6. Target Award

The amount of the Target Award for each Participant shall be determined by the Committee at or near the start of the applicable Award Year based upon Manage-ment's recommendation. For Covered Employees, the Target Award, the related award schedule and the Performance Objective(s) shall be established within 90 days of the beginning of the Plan Year.

SECTION 7. Performance Objectives

Performance Objectives for each Participant shall be established as provided in this section at demanding levels so that their achievement reflects com-mendable performance by the Participant. The Performance Objectives may con-sist of Financial Objectives, Individual Objectives or a combination of Finan-cial and Individual Objectives. With respect to Covered Employees, the Perfor-mance Objectives shall consist of Financial Objectives only. Financial and In-dividual Objectives are defined as follows:

  (a) Financial Objectives--Financial Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each year: diluted earnings per share, net income, net oper-ating income, pre-tax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to sharehold-ers, and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divi-sions, acquired businesses, minority investments, partnerships or joint ventures. At the same time, a "range" of achievement for financial objectives ranging from "zero" to "target" (100% of Target Award relating to Financial Objectives) to "maximum" shall be established. The Committee shall have the authority to alter or adjust Financial Objectives during the course of an Award Year, or to alter or adjust the financial re-sults otherwise reported or achieved by the Corporation during such Award Year, if it is deemed appropriate to do so, except with respect to the Cov-ered Employees who are subject to the terms of the last sentence of Section 9(b).

  (b) Individual Objectives--Individual Objectives, if appropriate for a Par-ticipant, shall be expressed in terms of significant qualitative or quanti-tative individual goals to be achieved during the Award Year. Individual Objectives usually shall be established jointly by the Participant and the Participant's immediate superior, subject to approval by the CEO, or his delegate. Individual Objectives for all Participants in Grades 28 and above shall be reviewed by the Committee for consistency with overall Corporate goals and individual equity. A Participant's Individual Objectives may be altered or amended during an Award Year, if necessary, to properly reflect changed business conditions and priorities, subject to approval by the CEO or his delegate.

SECTION 8. Notice of Award

Except as may otherwise be determined by the Committee, a Participant shall be notified in writing on or near the start of the Award Year of the amount of the Participant's Target Award and the Performance Objectives.

SECTION 9. Award Determination

As soon as practicable following the completion of each Award Year, the level of achievement of Performance Objectives for each Participant and the amount of the Award payment shall be determined by Management and with respect to Covered Employees approved by the Committee. The Award payments for Partici-pants in Grade 28 and above, including the Covered Employees, are subject to review and approval by the Committee. The level of achievement of the Perfor-mance Objectives shall be determined in the following manner:

  (a) Financial Objectives--For performance at or below the "zero" level of achievement, there shall be no payment. Performance between the "zero" level of achievement and the "target" level shall result in a payment in accordance with the established range of achievement payment schedule. Per-formance between the "target" and the "maximum" level of achievement shall result in a payment in accordance with the established range of achievement payment schedule.

  (b) Adjustments in Financial Calculations--Except as provided below with respect to Covered Employees, the Committee in its sole discretion has the authority to effect adjustments from time to time in connection with deter-mining the degree of achievement of the Financial Objectives for The Mc-Graw-Hill Companies or a business unit of The McGraw-Hill Companies for the applicable year in question, and to make any other determinations, as it deems equitable, fair or advisable for the purpose of ascertaining the amount of any payments under this Plan. With respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of an award payable based upon the range of achievement of the Fi-nancial Objectives established under Sections 6 and 7 hereof.

  (c) Individual Objectives--The attainment of Individual Objectives shall be determined by the Participant's superior, subject to review by Management and for Participants in Grade 28 and above by the Committee for consistent and equitable evaluations and judgments.

  (d) Actual Awards--The sum of the award based on achievement of Financial Objectives and, if applicable, Individual Objectives.

  (e) Maximum Awards--Where one or more objectives (but not necessarily all) have been clearly and demonstrably exceeded, a Participant (other than a Covered Employee) may be paid an amount in excess of the portion of the award related to such objectives. The maximum award payable to any Covered Employee and any Participant for any Plan Year is $3,000,000.

SECTION 10. Payment of Awards

Award payments shall be made, less required tax and applicable benefits with-holdings, as soon as practicable after the determination and final approval of such payments as provided in Section 9.

SECTION 11. Termination of Employment

If a Participant's employment with The McGraw-Hill Companies terminates during an Award Year because of death, Disability, Retirement or termination by the Corporation other than for Cause, the Participant (or the Participant's desig-nated beneficiary or estate in the absence of a surviving designated benefi-ciary) shall receive a pro rata Award payment based on the portion of the Award Year the Participant was employed by The McGraw-Hill Companies in an el-igible position while the Target Award was outstanding and the degree to which during such Award Year the Performance Objectives were achieved. A Participant whose employment with The McGraw-Hill Companies terminates during an Award Year or prior to the payment date for Cause, or who voluntarily resigns, shall not be eligible for any payment of an Award for such Award Year. Neither the Plan nor any action taken hereunder shall be construed as giving any Partici-pant any right to be retained in the employ of The McGraw-Hill Companies. A leave of absence, approved by the Committee, shall not be deemed to be a ter-mination of employment for purposes of this Plan, and may warrant a full or pro rata award as determined by the Committee.

No Award shall be payable to any Participant who voluntarily resigns his/her employment or is terminated for Cause prior to the payment date for such Award. For purposes of the preceding sentence, death, Disability or Retire-ment, or termination by the Corporation other than for Cause, shall not be deemed a voluntary resignation.

For purposes of this Section 11, "Cause" shall mean the employee's misconduct in respect of the employee's obligations to the Corporation or other acts of misconduct by the employee occurring during the course of the employee's em-ployment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Cor-poration; provided, that in no event shall unsatisfactory job performance alone be deemed to be "Cause"; and provided, further, that no termination of employment that is carried out at the request of a person seeking to accom-plish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for "Cause".

SECTION 12. Transfer

If a Participant (other than a Covered Employee) is transferred within The Mc-Graw-Hill Companies during an Award Year to a position that is not considered as eligible for participation in the Plan, the Committee may, in its sole and absolute discretion, authorize a pro rata award payment based on the number of full months during which the Participant was in an eligible position while the Target Award was outstanding and the degree to which during such Award Year the Performance Objectives were achieved.

SECTION 13. Amendment, Suspension or Termination of Plan

The Board of Directors may at any time based upon a recommendation of the Com-mittee, amend, suspend, or terminate the Plan, except that, (A) without ap-proval of the shareholders, the Board or Committee may not change (i) the per-formance measures in Section 7(a) with respect to Covered Employees, (ii) the individuals or class of individuals eligible to participate in the Plan, or
(iii) the maximum amount payable to a Covered Employee under the Plan; and (B)
Section 16, as it applies to any Change in Control, may not be amended follow-ing that Change in Control, nor may Section 16 be amended in anticipation of a Change in Control, in either case in a manner adverse to any Participant, without that Participant's express written consent.

SECTION 14. Non-Assignment of Rights

A Participant's Target Award may not be assigned or transferred, and is not subject to attachment, garnishment, execution, or other creditor's processes. In the event of a Participant's death, the payment of the Award as provided in the Plan, if any, shall be made to the Participant's designated beneficiary, or estate in the absence of a surviving beneficiary.

SECTION 15. Costs of Plan

The expenses incurred in administering the Plan, including any Committee fees, charges by the Corporation's independent auditors, or other costs, shall be borne by the Corporation.

SECTION 16. Change in Control

In the event of a Change in Control of the Corporation, then:

  (a) immediately after such event becomes effective (the "Effective Date"), the Corporation shall pay to each Participant who was eligible to receive an Award for the Award Year in which the Change in Control occurs, as if the day before the Change in Control were the payment date for Awards, the amount of said Participant's Change in Control Award Amount for said Award Year, which shall be determined as follows: (1) first, by the ratio which the number of calendar quarters during which the award had been outstanding (including the calendar quarter in which the Change in Control occurred) bears to four (4); and (2) second, the determination of the Change in Con-trol Award Amount shall be made by reference to the Corporation's relevant budget or financial statements for such time period. For purposes of this Plan, the term "Change in Control Award Amount" for a Participant for an Award Year during which a Change in Control of the Corporation occurs shall mean the higher of (i) the amount the Participant would have received for that Award Year, if the relevant Performance Objectives were met at the target level, or (ii) the amount of the Award that the Participant would have earned for that Award Year, if the achievement of the relevant Perfor-mance Objectives for the entire Award Year were consistent with the achievement that actually occurred during the portion of the Award Year that precedes the Change in Control.

  (b) As shortly after the conclusion of the Award Year in which the Change in Control occurs as practicable, the amount of Awards for that Award Year shall be recomputed and paid in accordance with the other provisions of this Plan, except that the amount so payable to each Participant shall be reduced (but not below zero) by the amount paid to such Participant pursu-ant to the Change in Control Award Amount.

  (c) For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

    (i) An acquisition by any individual, entity or group (within the mean-ing of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (2) any acquisition by the Cor-poration; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity con-trolled by the Corporation; or (4) any acquisition pursuant to a trans-action which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

    (ii) A change in the composition of the Board of Directors such that the individuals who, as of the effective date of the Plan, constitute the Board of Directors (such Board of Directors shall be hereinafter re-ferred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this definition, that any individual who becomes a member of the Board of Directors subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's share-holders, was approved by a vote of at least a majority of those individ-uals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the In-cumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Per-son other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

    (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corpo-rate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respective-ly, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote gener-ally in the election of directors, as the case may be, of the corpora-tion resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substan-tially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or re-lated trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the com-bined voting power of the outstanding voting securities of such corpora-tion entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transac-tion, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv) The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

The reasonable legal fees incurred by any Participant to enforce his/her valid rights under this Section 16 shall be paid for by the Corporation to the Par-ticipant in addition to sums otherwise due under this Plan, whether or not the Participant is successful in enforcing his/her rights or whether or not the matter is settled.

     [RECYCLE LOGO - Printed on Recycled Paper for a quality environment.]

                        The McGraw-Hill Companies, Inc.
  Proxy/Voting Instruction Card Solicited on Behalf of the Board of Directors

The undersigned appoints Scott L. Bennett and Kenneth M. Vittor, and each of them, proxies with full power of substitution, to vote the shares of stock of The McGraw-Hill Companies, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of said Corporation to be held at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, N.Y. 10020 on Wednesday, April 26, 2000, at 11 A.M., and any adjournment thereof.

The McGraw-Hill Companies employees. If you are a current or former employee of the Corporation, this card also provides voting instructions for shares held in The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries. The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Savings Incentive Plan of Standard & Poor's, The Employee Retirement Account Plan of Standard & Poor's, and The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. If you are a participant in any of these Plans and have shares of Common Stock of the Corporation allocated to your account under these Plans, The Northern Trust Company, the Trustee of each of these Plans (the "Trustee"), is hereby instructed to vote all the shares of Common Stock of The McGraw-Hill Companies, Inc. which are credited to the undersigned's account as of March 9, 2000, at the Annual Meeting of Shareholders to be held on April 26, 2000, and any adjournment thereof, on the items set forth on the reverse hereof and, in the Trustee's discretion, upon such other business as may properly come before the Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by April 19, 2000.

THE MATTERS TO BE VOTED UPON AND THE INSTRUCTIONS ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY.

               (continued and to be signed on the reverse side)
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                         Please mark your
                                                         votes as indicated  [X]
                                                         in this example

THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). If not otherwise specified, the proxy/voting instruction card will be voted FOR the Election of Directors and FOR Proposals 2, 3 and 4. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2, 3 AND 4:
                                       ---

                                                       FOR ALL        WITHHOLD
                                                      NOMINEE(S)      AUTHORITY
                                                      except as        FOR ALL
                                                      set forth       NOMINEE(S)
                                                        below

1.  Election of Directors                                [_]             [_]

    Election of the following nominee as a director for a two-year term expiring at the 2002 Annual
    Meeting:
      (01) Sir Winfried Bischoff
    Election of the following nominees as directors for three-year terms expiring at the 2003 Annual
    Meeting:
      (02) Vartan Gregorian; (03) James H. Ross;
      (04) Sidney Taurel

INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee(s)' name below.

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                                                          FOR   AGAINST  ABSTAIN

2.  Approval of Amended and Restated 1993 Employee        [_]     [_]      [_]
    Stock Incentive Plan.

3.  Approval of Amended and Restated 1996 Key             [_]     [_]      [_]
    Executive Short-Term Incentive Compensation
    Plan.

4.  Ratification of the appointment of independent        [_]     [_]      [_]
    auditors for 2000.

And, in their discretion, in the transaction of such other business as may properly come before the Meeting.


Signature(s)                                            Date:
            -------------------------------------------      -------------------
NOTE: Please sign exactly as your name appears on this card and return the card in the enclosed envelope.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE


            [PICTURE OF PHONE] VOTE BY TELEPHONE [PICTURE OF PHONE]
                       QUICK * * * EASY * * * IMMEDIATE

          YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

   There is NO CHARGE to you for this call. -- Have your proxy card in hand.

   You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

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OPTION 1:       To vote as the Board of Directors recommends on ALL proposals, press 1
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                   When asked, please confirm by Pressing 1.

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OPTION 2:       If you choose to vote on each proposal separately, press 0.
                You will hear these instructions:
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        Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

        To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

        Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

        Proposal 3 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

        Proposal 4 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.

                                      or
                                      --

2. VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE:  If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.

                             THANK YOU FOR VOTING.